                                                                     EXHIBIT 2.1

KAYE SCHOLER LLP
425 Park Avenue
New York, NY  10022
Telephone: 212/836-8000
Facsimile:  212/836-7157
Andrew A. Kress (AK 8985)

Counsel to Arthur J. Steinberg, as Investment
Company Act Trustee of IBF Collateralized Finance
Corporation & IBF VI-Secured Lending Corporation

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re                                      )            Chapter 11
                                           )
INTERBANK FUNDING CORP.,                   )            Case No. 02-41590 (BRL)
IBF VI-SECURED LENDING CORPORATION,        )            Case No. 02-41591 (BRL)
IBF COLLATERALIZED FINANCE CORPORATION,    )            Case No. 02-41592 (BRL)
AND IBF PREMIER HOTEL GROUP, INC.,         )            Case No. 02-15477 (BRL)
                                           )            (Jointly Administered)
                  Debtors.                 )

                                  FIRST AMENDED
                    JOINT LIQUIDATING PLAN OF REORGANIZATION
                                 WITH RESPECT TO
                            INTERBANK FUNDING CORP.,
                       IBF VI-SECURED LENDING CORPORATION,
                     IBF COLLATERALIZED FINANCE CORPORATION
                        AND IBF PREMIER HOTEL GROUP, INC.

                                 AUGUST 14, 2003

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                                TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
ARTICLE I DEFINITIONS; RULES OF INTERPRETATION...................................................................       2
         1.1      Scope of Definitions...........................................................................       2
         1.2      Defined Terms..................................................................................       2
                  1.2.1.   "Administrative Claim"................................................................       2
                  1.2.2.   "Administrative Tax Claim"............................................................       2
                  1.2.3.   "Affiliate"...........................................................................       2
                  1.2.4.   "AIH".................................................................................       2
                  1.2.5.   "Allowed Claim".......................................................................       2
                  1.2.6.   "Allowed Interest"....................................................................       2
                  1.2.7.   "Assets"..............................................................................       3
                  1.2.8.   "Avoidance Action"....................................................................       3
                  1.2.9.   "Ballot"..............................................................................       3
                  1.2.10.  "Bankruptcy Code".....................................................................       3
                  1.2.11.  "Bankruptcy Court"....................................................................       3
                  1.2.12.  "Bankruptcy Rules"....................................................................       3
                  1.2.13.  "Bar Date"............................................................................       3
                  1.2.14.  "Business Day"........................................................................       3
                  1.2.15.  "Cash"................................................................................       3
                  1.2.16.  "Cash-Out Claim"......................................................................       3
                  1.2.17.  "Causes of Action"....................................................................       3
                  1.2.18.  "CFC".................................................................................       3
                  1.2.19.  "CFC Notes"...........................................................................       3
                  1.2.20.  "Chapter 11 Case".....................................................................       3
                  1.2.21.  "Claim"...............................................................................       3
                  1.2.22.  "Claims Objection Deadline"...........................................................       4
                  1.2.23.  "Class"...............................................................................       4
                  1.2.24.  "Committee"...........................................................................       4
                  1.2.25.  "Committee Fees"......................................................................       4
                  1.2.26.  "Confirmation"........................................................................       4
                  1.2.27.  "Confirmation Date"...................................................................       4
                  1.2.28.  "Confirmation Hearing"................................................................       4
                  1.2.29.  "Confirmation Order"..................................................................       4
                  1.2.30.  "Debtors".............................................................................       4
                  1.2.31.  "Debtor Intercompany Claim"...........................................................       4
                  1.2.32.  "Disallowed Claim"....................................................................       4
                  1.2.33.  "Disclosure Statement"................................................................       4
                  1.2.34.  "Disputed Claim"......................................................................       4
                  1.2.35.  "Disputed Claims Reserve".............................................................       4
                  1.2.36.  "Distribution Record Date"............................................................       4
                  1.2.37.  "District Court"......................................................................       5
                  1.2.38.  "Effective Date"......................................................................       5
                  1.2.39.  "Escrow Agent"........................................................................       5
                  1.2.40.  "Escrow Agreement"....................................................................       5
                  1.2.41.  "Escrowed Amount".....................................................................       5
                  1.2.42.  "Escrow Claim"........................................................................       5
                  1.2.43.  "Escrow Commission Claims"............................................................       5
                  1.2.44.  "Escrow Deficiency Claim".............................................................       5
                  1.2.45.  "Escrow Note".........................................................................       5
                  1.2.46.  "Estate"..............................................................................       6
                  1.2.47.  "Exhibit".............................................................................       6
                  1.2.48.  "Expense Reserve".....................................................................       6

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
                  1.2.49.  "Face Amount".........................................................................       6
                  1.2.50.  "File"................................................................................       6
                  1.2.51.  "Final Order".........................................................................       6
                  1.2.52.  "Fund Assets".........................................................................       6
                  1.2.53.  "Fund Debtors"........................................................................       6
                  1.2.54.  "Fund Liquidating Agent"..............................................................       6
                  1.2.55.  "Fund Liquidating Committee"..........................................................       6
                  1.2.56.  "Fund Liquidating LLC"................................................................       6
                  1.2.57.  "Fund Liquidating LLC Agreement"......................................................       6
                  1.2.58.  "Fund Membership Interests"...........................................................       6
                  1.2.59.  "General Unsecured Claim".............................................................       6
                  1.2.60.  "IBF".................................................................................       7
                  1.2.61.  "IBF Assets"..........................................................................       7
                  1.2.62.  "IBF Liquidating Agent"...............................................................       7
                  1.2.63.  "IBF Liquidating Committee"...........................................................       7
                  1.2.64.  "IBF Liquidating LLC".................................................................       7
                  1.2.65.  "IBF Liquidating LLC Agreement".......................................................       7
                  1.2.66.  "IBF Membership Interests"............................................................       7
                  1.2.67.  "Impaired"............................................................................       7
                  1.2.68.  "Initial Escrow Distribution".........................................................       7
                  1.2.69.  "Initial Escrow Holdback".............................................................       7
                  1.2.70.  "Initial Non-Escrow Distribution".....................................................       7
                  1.2.71.  "Investment Company Act"..............................................................       7
                  1.2.72.  "Intercompany Claim"..................................................................       7
                  1.2.73.  "Interest"............................................................................       7
                  1.2.74.  "Interest Guarantee Claim"............................................................       8
                  1.2.75.  "Internal Revenue Code"...............................................................       8
                  1.2.76.  "Liquidating Agents"..................................................................       8
                  1.2.77.  "Liquidating Committees"..............................................................       8
                  1.2.78.  "Liquidating LLCs"....................................................................       8
                  1.2.79.  "Liquidating LLC Agreements"..........................................................       8
                  1.2.80.  "Membership Interests"................................................................       8
                  1.2.81.  "Net Escrow Commission Recovery"......................................................       8
                  1.2.82.  "Non-Debtor Affiliate"................................................................       8
                  1.2.83.  "Non-Debtor Affiliate Claim"..........................................................       8
                  1.2.84.  "Notes"...............................................................................       8
                  1.2.85.  "Other Administrative Claim"..........................................................       8
                  1.2.86.  "Other Priority Claim"................................................................       8
                  1.2.87.  "Person"..............................................................................       8
                  1.2.88.  "Petition Date".......................................................................       8
                  1.2.89.  "Plan"................................................................................       8
                  1.2.90.  "Priority Tax Claim"..................................................................       8
                  1.2.91.  "Private Securities Claim"............................................................       9
                  1.2.92.  "Professional"........................................................................       9
                  1.2.93.  "Professional Claim"..................................................................       9
                  1.2.94.  "Pro Rata"............................................................................       9
                  1.2.95.  "Scheduled"...........................................................................       9
                  1.2.96.  "Schedules"...........................................................................       9
                  1.2.97.  "SEC".................................................................................       9
                  1.2.98.  "SEC Litigation"......................................................................       9
                  1.2.99.  "Secured Claim".......................................................................       9
                  1.2.100. "Secured IBF Claim"...................................................................       9
                  1.2.101. "SLC".................................................................................       9
                  1.2.102. "SLC Bonds"...........................................................................       9
                  1.2.103. "SLC Indenture".......................................................................       9

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
                  1.2.104. "SLC Indenture Trustee"...............................................................       9
                  1.2.105. "Transaction Documents"...............................................................       9
                  1.2.106. "Treasury Regulations"................................................................      10
                  1.2.107. "Trustee".............................................................................      10
                  1.2.108. "Unclaimed Distributions Reserve".....................................................      10
                  1.2.109. "Unimpaired"..........................................................................      10
                  1.2.110. "U.S. Trustee"........................................................................      10
         1.3      Rules of Interpretation........................................................................      10
         1.4      Computation of Time............................................................................      10
         1.5      Reference to Monetary Figures..................................................................      10
         1.6      Exhibits and Transaction Documents.............................................................      10
ARTICLE II ADMINISTRATIVE CLAIMS; PRIORITY TAX CLAIMS............................................................      11
         2.1      Administrative Claims..........................................................................      11
         2.2      Priority Tax Claims............................................................................      11
ARTICLE III CLASSIFICATION OF CLAIMS AND INTERESTS...............................................................      11
         3.1      Claims against and Interests in IBF............................................................      11
         3.2      Claims against and Interests in SLC............................................................      12
         3.3      Claims against and Interests in CFC............................................................      12
         3.4      Claims against and Interests in IBF Hotel......................................................      12
ARTICLE IV IDENTIFICATION OF UNIMPAIRED AND IMPAIRED CLASSES.....................................................      13
         4.1      Unimpaired Classes.............................................................................      13
         4.2      Impaired Classes...............................................................................      13
ARTICLE V TREATMENT OF CLAIMS AND INTERESTS......................................................................      13
         5.1      Claims against and Interests in IBF............................................................      13
                  (a)   IBF-1 - Secured Claims against IBF.......................................................      13
                  (b)   IBF-2 - Other Priority Claims against IBF................................................      14
                  (c)   IBF-3 - General Unsecured Claims against IBF, Intercompany Claims by SLC against IBF and
                        Intercompany Claims by CFC against IBF...................................................      14
                  (d)   IBF-4 - Interest Guarantee Claims........................................................      14
                  (e)   IBF-5 - Non-Debtor Affiliate Claims/Intercompany Claims by IBF Hotel.....................      14
                  (f)   IBF-6 - Private Securities Claims against IBF............................................      15
                  (g)   IBF-7 - Interests in IBF.................................................................      15
         5.2      Claims against and Interests in SLC............................................................      15
                  (a)   SLC-1 - Secured Claims against SLC.......................................................      15
                  (b)   SLC-2 - Other Priority Claims against SLC................................................      15
                  (c)   SLC-3 - Escrow Claims against SLC........................................................      15
                  (d)   SLC-4 - General Unsecured Claims against SLC.............................................      16
                  (e)   SLC-5 - Cash-Out Claims against SLC......................................................      16
                  (f)   SLC-6 - Intercompany Claims against SLC..................................................      16
                  (g)   SLC-7 - Private Securities Claims against SLC............................................      16
                  (h)   SLC-8 - Interests in SLC.................................................................      16
         5.3      Claims against and Interests in CFC............................................................      16
                  (a)   CFC-1 - Secured Claims against CFC.......................................................      16
                  (b)   CFC-2 - Other Priority Claims against CFC................................................      17
                  (c)   CFC-3 - Escrow Claims against CFC........................................................      17
                  (d)   CFC-4 - General Unsecured Claims against CFC.............................................      17
                  (e)   CFC-5 - Cash-Out Claims against CFC......................................................      18
                  (f)   CFC-6 - Intercompany Claims against CFC..................................................      18
                  (g)   CFC-7 - Private Securities Claims against CFC............................................      18
                  (h)   CFC-8 - Interests in CFC.................................................................      18
         5.4      Claims against and Interests in IBF Hotel......................................................      18
                  (a)   IBF Hotel-1 - Secured IBF Claim..........................................................      18
                  (b)   IBF Hotel-2 - Secured Claims against IBF Hotel other than Secured IBF Claims.............      18
                  (c)   IBF Hotel-3 - Other Priority Claims against IBF Hotel....................................      19

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
                  (d)   IBF Hotel-4 - General Unsecured Claims against IBF Hotel.................................      19
                  (e)   IBF Hotel-5 - Non-Debtor Affiliate Claims/Intercompany Claims by IBF.....................      19
                  (f)   IBF Hotel-6 - Private Securities Claims against IBF Hotel................................      19
                  (g)   IBF Hotel 7 -  Interests in IBF Hotel....................................................      19
         5.5      Special Provision Regarding Unimpaired Claims..................................................      19
         5.6      Claims of SEC not Addressed by the Plan........................................................      19
         5.7      Special Provisions Concerning Claims under SLC Bonds...........................................      20
ARTICLE VI ACCEPTANCE OR REJECTION OF THE PLAN...................................................................      20
         6.1      Acceptance by Impaired Classes.................................................................      20
         6.2      Presumed Acceptances by Unimpaired Classes.....................................................      20
         6.3      Classes Deemed to have Rejected the Plan.......................................................      21
         6.4      Summary of Classes Voting on the Plan..........................................................      21
         6.5      Confirmation Pursuant to Section 1129(b); Cramdown.............................................      21
         6.6      Confirmability, Severability of Plan...........................................................      21
ARTICLE VII MEANS OF IMPLEMENTATION OF THE PLAN..................................................................      21
         7.1      Implementation of the Plan.....................................................................      21
         7.2      Substantive Consolidation......................................................................      21
         7.3      Condition to Substantive Consolidation of IBF Hotel............................................      22
         7.4      Order Granting Substantive Consolidation.......................................................      22
         7.5      Certain Agreements between IBF and the Fund Debtors............................................      22
         7.6      Assignment of Interest Guarantee Claims........................................................      23
         7.7      Compromise and Settlement......................................................................      23
         7.8      Cancellation of Existing Securities, Instruments and Agreements................................      23
         7.9      Corporate Action...............................................................................      23
         7.10     Disputed Claims Reserve........................................................................      23
         7.11     Expense Reserve................................................................................      24
         7.12     Wind Up and Dissolution........................................................................      24
         7.13     Taxes and Tax Reporting........................................................................      24
         7.14     Terms of Injunctions or Stays..................................................................      26
         7.15     Further Assurances.............................................................................      26
         7.16     Effects of Appeal..............................................................................      26
ARTICLE VIII LIQUIDATING LLCs....................................................................................      26
         8.1      Formation of Liquidating LLCs; Liquidating LLC Agreements......................................      26
         8.2      Purpose of Liquidating LLCs....................................................................      26
         8.3      Transfer of Assets to Liquidating LLCs.........................................................      27
         8.4      Membership Interests in Liquidating LLCs.......................................................      27
         8.5      Non Transferability of Membership Interests....................................................      27
         8.6      Management, Operation of Liquidating LLCs......................................................      27
         8.7      Investments by Liquidating LLCs................................................................      28
         8.8      Preservation of Causes of Action...............................................................      29
         8.9      Escrowed Amount; Holdback......................................................................      29
         8.10     Escrow Commission Claims.......................................................................      29
         8.11     Costs of Administration........................................................................      29
         8.12     Compensation of Liquidating Agents/Liquidating Committee.......................................      29
         8.13     Hiring of Employees; Retention of Professionals................................................      29
         8.14     Termination of Liquidating LLCs................................................................      29
         8.15     Discharge of Liquidating Agents/Liquidating Committees.........................................      29
ARTICLE IX PROVISIONS GOVERNING DISTRIBUTIONS....................................................................      30
         9.1      Disbursing Agent...............................................................................      30
         9.2      Initial Distributions/Reserve Accounts.........................................................      30
         9.3      Subsequent Distributions/Reports...............................................................      30
         9.4      Delivery of Distributions......................................................................      31
         9.5      Means of Cash Distributions....................................................................      31
         9.6      No Distributions Pending Allowance.............................................................      31

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
         9.7      Distributions after Allowance..................................................................      31
         9.8      Interim Distributions from Expense Reserve.....................................................      31
         9.9      Dissolution of Disputed Claims Reserve.........................................................      32
         9.10     Setoff Rights..................................................................................      32
         9.11     Surrender of Notes and Related Certificates....................................................      32
         9.12     Unclaimed Distributions........................................................................      32
         9.13     Fractional Shares..............................................................................      32
         9.14     Minimum Cash Distributions.....................................................................      32
         9.15     Final Distributions............................................................................      33
ARTICLE X ALLOWANCE/DISALLOWANCE OF CLAIMS.......................................................................      33
         10.1     Claims Administration..........................................................................      33
         10.2     Estimation of Disputed Claims..................................................................      33
         10.3     Interest on Claims.............................................................................      33
         10.4     Voting and Objections..........................................................................      33
         10.5     Treatment of Debtor Intercompany Claims........................................................      33
         10.6     Professional Claims and Committee Fees.........................................................      34
         10.7     Other Administrative Claims....................................................................      34
ARTICLE XI EXECUTORY CONTRACTS AND UNEXPIRED LEASES..............................................................      35
         11.1     Rejection of Contracts and Leases..............................................................      35
         11.2     Effect of Rejection............................................................................      35
         11.3     Assumption of Specific Contracts and Leases....................................................      35
         11.4     Insurance Policies.............................................................................      35
         11.5     Cure of Defaults...............................................................................      35
ARTICLE XII EFFECT OF CONFIRMATION...............................................................................      36
         12.1     Exculpation; Limitation of Liability...........................................................      36
         12.2     Injunction.....................................................................................      36
ARTICLE XIII CONDITIONS PRECEDENT................................................................................      36
         13.1     Conditions to Effective Date...................................................................      36
         13.2     Waiver of Conditions...........................................................................      37
         13.3     Effect of Failure of Conditions................................................................      37
ARTICLE XIV RETENTION OF JURISDICTION............................................................................      37
         14.1     Withdrawal of Reference by the District Court..................................................      37
         14.2     Retention of Jurisdiction by the Bankruptcy Court..............................................      37
         14.3     Jurisdiction over Certain Disputes Involving IBF Hotel.........................................      38
ARTICLE XV MISCELLANEOUS PROVISIONS..............................................................................      38
         15.1     Modification and Amendments....................................................................      38
         15.2     Binding Effect; Successors and Assigns.........................................................      38
         15.3     Exclusivity....................................................................................      38
         15.4     Revocation, Withdrawal or Non Consummation.....................................................      39
         15.5     Termination of Committee.......................................................................      39
         15.6     Notices........................................................................................      39
         15.7     Severability of Plan Provisions................................................................      40
         15.8     Fees of the U.S. Trustee.......................................................................      40
         15.9     Filing of Plan Documents/Exhibits..............................................................      40
         15.10    Governing Law; Construction....................................................................      40

                                    PREAMBLE

         Arthur J. Steinberg, Investment Company Act trustee (the "Trustee")(1) of debtors and debtors in possession IBF Collateralized Finance Corporation ("CFC") and IBF VI-Secured Lending Corporation ("SLC"), as the "proponent of the plan" within the meaning of section 1129 of the Bankruptcy Code, proposes the following Joint Liquidating Plan of Reorganization (the "Plan") on behalf of CFC and SLC and with respect to InterBank Funding Corp. ("IBF") and IBF Premier Hotel Group, Inc. ("IBF Hotel" and, with CFC, SLC and IBF, the "Debtors").

         The Plan provides for the orderly liquidation of all of the property of the Debtors, and provides for the distribution of the net proceeds to certain of the Debtors' creditors. Initial distributions will be made on or about the Effective Date of the Plan. The Plan contemplates the establishment of two Liquidating LLCs, one to administer the assets of IBF and the other to administer the assets of CFC, SLC and, provided certain claims against it do not exceed a specified threshold, IBF Hotel. Assets not distributed on or about the Effective Date will be administered by the Liquidating LLCs, which will, inter alia, (a) liquidate investment assets over time, in certain instances holding such assets for a period of time or using available cash to make limited additional investments in such assets in order to maximize the value thereof,
(b) administer claims and resolve disputed claims, (c) pursue causes of action on the Estates' behalf and (d) wind-up the affairs of the Debtors and certain Non-Debtor Affiliates. The Plan contemplates that the Liquidating LLCs will be operated in a limited capacity for up to five (5) years, under the jurisdiction of the United States District Court for the Southern District of New York in Securities and Exchange Commission v. IBF Collateralized Finance Corporation et al., Case No. 02-CV-5713-JSM. The Bankruptcy Court shall retain limited jurisdiction principally to administer claims and consider any causes of action brought on the Estates' behalf by the Trustee. The affairs of each Liquidating LLC will be managed by a Liquidating Agent, the Trustee, and monitored by a Liquidating Committee, comprised of those members of the Official Committee of Unsecured Creditors herein who are receiving membership interests in a Liquidating LLC under the Plan and who wish to continue serving in such a capacity. The Plan contemplates that the Liquidating LLCs will make interim distributions approximately every one hundred and eighty (180) days, at the Liquidating Agent's discretion and provided that there are funds available. The Plan requires that the Trustee file a report with the District Court detailing the source and amount of any distributions not less than twenty (20) days prior to the date of each proposed distribution, and gives interested parties an opportunity to object, with objections to be resolved by the District Court.

         Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from the holders of Claims or Interests entitled to vote until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to such holders. In the Debtors' Chapter 11 cases, the Disclosure Statement was approved by the Bankruptcy Court by order dated June 26, 2003, and has been distributed, with the Plan, to all parties entitled to vote on the Plan. Reference is made to the Disclosure Statement for a discussion of the Debtors' history, businesses, properties, operations, projections, risk factors, a summary and analysis of the Plan, and certain other related matters. ALL HOLDERS OF CLAIMS OR INTERESTS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT PRIOR TO VOTING.

         Subject to the restrictions and requirements in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and the Plan, the Trustee reserves the right to alter, amend, modify, revoke or withdraw the Plan with respect to each Debtor prior to its substantial consummation, pursuant to the provisions of
Section 15.1 of the Plan.

------------------------
(1) By order dated December 5, 2002, on motion of the SEC in the SEC Litigation, the District Court appointed Mr. Steinberg as Investment Company Act trustee for CFC, SLC and their respective subsidiaries. Pursuant to such order, the Trustee assumed managerial responsibility for CFC and SLC. The Trustee has not been appointed "trustee" per se in the Chapter 11 Cases pursuant to sections 701 or 1104 of the Bankruptcy Code, nor is he serving as a "trustee" or "examiner" pursuant to sections 704 or 1106 of the Bankruptcy Code. Rather, CFC and SLC are continuing to manage their affairs as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code, under the Trustee's supervision and control.

                                    ARTICLE I

                      DEFINITIONS; RULES OF INTERPRETATION

         1.1      SCOPE OF DEFINITIONS.

         For purposes of the Plan, all capitalized terms used but not defined herein shall have the meanings set forth below. Any term not defined herein, but defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and the neuter.

         1.2      DEFINED TERMS.

                  1.2.1. "Administrative Claim" shall mean a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including but not limited to the actual, necessary costs and expenses incurred after each Debtor's respective Petition Date of preserving such Debtor's Estate and operating the business of such Debtor, including wages, salaries or commissions for services provided after such Debtor's Petition Date, Professional Claims, Committee Fees, Claims arising under section 365(g)(2)(A) or section 503(b)(3) of the Bankruptcy Code, all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and Administrative Tax Claims; subject, in all cases, to the right of any party in interest to contest whether any particular Claim is entitled to administrative priority.

                  1.2.2. "Administrative Tax Claim" shall mean a Claim by a governmental unit with respect to a tax or duty incurred by a Debtor after its Petition Date that is an administrative expense of the kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code.

                  1.2.3. "Affiliate" (and derivatives thereof, such as affiliated) shall have the meaning specified in section 101(2) of the Bankruptcy Code.

                  1.2.4. "AIH" shall mean IBF V-Alternative Investment Holdings LLC, a Delaware limited liability company.

                  1.2.5. "Allowed Claim" shall mean a Claim or any portion thereof, to the extent not already paid, (a) that has been allowed by a Final Order of the Bankruptcy Court; or (b) with respect to which, on or before the Effective Date, (i) no proof of claim has been Filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of such Claim is Scheduled, other than a Claim Scheduled at zero or as disputed; or (c) with respect to which (i) a proof of claim or request for payment pursuant to section 503(b) of the Bankruptcy Code has been deemed timely-Filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, the Plan or other applicable bankruptcy law, and has been Filed in a non-contingent, liquidated amount or, if Filed as contingent or unliquidated, has subsequently become non-contingent and liquidated or has otherwise been estimated by a Final Order of the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code or reduced to a fixed, liquidated amount by agreement of the Debtors and the holder of such Claim, and (ii) either no objection to such Claim's allowance has been Filed within the periods of limitation fixed by the Bankruptcy Code, any order of the Bankruptcy Court or the Plan or any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order of the Bankruptcy Court; or (d) that is expressly allowed in the Plan.

                  1.2.6. "Allowed Interest" shall mean an Interest (a) as to which either no objection to its allowance has been Filed within the periods of limitation fixed by the Bankruptcy Code, any order of the Bankruptcy Court or the Plan or any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order of the Bankruptcy Court, or (b) that is expressly allowed in the Plan.

                  1.2.7. "Assets" shall mean (a) any and all assets or property of the Estates, including without limitation ownership interests in other entities, whether in the form of stock ownership, partnership interests, participations in joint ventures or otherwise, plus (b) for purposes hereof, the Escrowed Amount.

                  1.2.8. "Avoidance Action" shall mean any Cause of Action arising under sections 506, 510, 544, 545, 546, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code

                  1.2.9. "Ballot"shall mean each of the ballot or master ballot forms distributed with the Disclosure Statement to the holders of Claims in Classes entitled to vote to accept or reject the Plan.

                  1.2.10. "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. Sections. 101-1330.

                  1.2.11. "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York, or such other court as may have jurisdiction over the Chapter 11 Cases.

                  1.2.12. "Bankruptcy Rules" shall mean, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as promulgated under section 2075 of title 28 of the U.S. Code, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases, as in effect on each Debtor's respective Petition Date, together with all amendments to the extent applicable to such Chapter 11 Case.

                  1.2.13. "Bar Date" shall mean, with respect to all Claims other than Administrative Claims, 5:00 p.m. (prevailing Eastern time) on May 30, 2003, or such other date as may be designated by the Bankruptcy Court as the last date for filing proofs of claims.

                  1.2.14. "Business Day" shall mean any day, excluding Saturdays, Sundays and Legal Holidays, on which commercial banks are open for business in New York City.

                  1.2.15.  "Cash" shall mean legal tender of the United States.

                  1.2.16. "Cash-Out Claim" shall mean a General Unsecured Claim against CFC or SLC in an amount less than or equal to $10,000, or that has been voluntarily reduced to $10,000 by the holder of such Claim, in either case for which the holder has made the election on the respective Ballot to opt out of CFC-4 or SLC-4 and have such Claim placed in CFC-5 or SLC-5, respectively.

                  1.2.17. "Causes of Action" shall mean any and all claims, causes of action, suits, accounts, controversies, agreements, promises, rights to legal or equitable remedies, and rights to indemnification or payment, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, or asserted or assertable, directly or derivatively, in law, equity or otherwise, by or for the benefit of any Estate, including any Avoidance Actions.

                  1.2.18. "CFC" shall mean IBF Collateralized Finance Corporation, a Delaware corporation, as a debtor and debtor in possession in its respective Chapter 11 Case.

                  1.2.19. "CFC Notes" shall mean, collectively, (a) the unsecured subordinated redeemable notes issued by CFC pursuant to that certain confidential private placement memorandum dated May 10, 1999, as amended, (b) the notes issued by IBF Special Purpose Corporation II,
         (c) the notes issued by IBF Special Purpose Corporation III, and (d) the notes issued by IBF Participating Income Corporation.

                  1.2.20. "Chapter 11 Case" shall mean, with respect to each Debtor, the Chapter 11 case of such Debtor pending in the Bankruptcy Court; and "Chapter 11 Cases" shall mean, collectively, the Chapter 11 Cases of all of the Debtors.

                  1.2.21. "Claim" shall mean, with respect to each Debtor, a claim against such Debtor as defined in section 101(5) of the Bankruptcy Code, whether or not asserted.

                  1.2.22. "Claims Objection Deadline" shall mean the first Business Day that is the latest of (i) 120 days after the Effective Date; (ii) as to a particular Claim, sixty (60) days after the filing of a proof of claim for, or request for payment of, such Claim; or
         (iii) such later date as may be established, for cause shown, by the Bankruptcy Court or the District Court.

                  1.2.23. "Class" shall mean a category of Claims or Interests under the Plan.

                  1.2.24. "Committee" shall mean the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code.

                  1.2.25. "Committee Fees" shall mean Allowed Claims for expenses pursuant to section 503(b)(3) of the Bankruptcy Code incurred or to be incurred by members of the Committee in their capacity as members of the Committee prior to the dissolution of the Committee.

                  1.2.26. "Confirmation" shall mean entry of the Confirmation Order.

                  1.2.27. "Confirmation Date" shall mean the date of Confirmation.

                  1.2.28. "Confirmation Hearing" shall mean the hearing, pursuant to section 1129 of the Bankruptcy Code, to consider confirmation of the Plan.

                  1.2.29. "Confirmation Order" shall mean the order entered by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

                  1.2.30. "Debtors" shall mean, collectively, IBF, CFC, SLC and IBF Hotel, as debtors and debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

                  1.2.31. "Debtor Intercompany Claim" shall mean any claim, as defined in section 101(5) of the Bankruptcy Code, whether or not asserted, by any Debtor against any Non-Debtor Affiliate.

                  1.2.32. "Disallowed Claim" shall mean a Claim or any portion thereof that (a) has been disallowed by a Final Order of the Bankruptcy Court, or (b) has not been Scheduled by the Debtors or is Scheduled at zero or as contingent, disputed or unliquidated and as to which the Bar Date has passed but no proof of claim has been Filed or deemed timely-Filed with the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or any Final Order of the Bankruptcy Court.

                  1.2.33. "Disclosure Statement" shall mean the written disclosure statement that relates to the Plan, as approved by the Bankruptcy Court, as amended, modified or supplemented from time to time.

                  1.2.34. "Disputed Claim" shall mean a Claim or any portion thereof to the extent it is neither an Allowed Claim nor a Disallowed Claim, including without limitation any Claim that (a) is not Scheduled or Scheduled at zero or as contingent, unliquidated, or disputed, or
         (b) is the subject of an application, motion, objection, complaint or any other proceeding which seeks to disallow, subordinate or estimate such Claim and which such application, motion, objection, complaint or other proceeding has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

                  1.2.35. "Disputed Claims Reserve" shall mean the reserve account established on or about the Effective Date and thereafter maintained by each Liquidating LLC, pursuant to Section 7.10 hereof.

                  1.2.36. "Distribution Record Date" shall mean the date fixed by the Bankruptcy Court for determining holders of Claims who are entitled to receive distributions under the Plan and, if no such date is fixed, the Confirmation Date.

                  1.2.37. "District Court" shall mean the United States District Court for the Southern District of New York, or any other court of competent jurisdiction exercising such jurisdiction over the SEC Litigation.

                  1.2.38. "Effective Date" shall mean the first (1st) Business Day on which all conditions to consummation of the Plan set forth in
         Section 13.1 hereof have been satisfied or waived, and shall constitute the date on which the Plan is substantially consummated.

                  1.2.39. "Escrow Agent" shall mean the "Agent" named in the Escrow Agreement.

                  1.2.40. "Escrow Agreement" shall mean the Escrow Agreement made and entered into as of December 17, 2001, by and between IBF and the Escrow Agent.

                  1.2.41. "Escrowed Amount" shall mean all Cash and Cash-equivalents (including accrued interest and any other accrued income) previously held by the Escrow Agent pursuant to the Escrow Agreement and currently held by the Trustee, as such amount is determined as of the Effective Date.

                  1.2.42. "Escrow Claim" shall mean a Claim against CFC, SLC, or both, in respect of, related to or arising under or in connection with the holder's purchase of Notes, provided that the purchase price paid in respect thereof was received by the Debtors after 5:00 p.m. (prevailing Eastern time) on December 14, 2001.

                  1.2.43. "Escrow Commission Claims" shall mean all Causes of Action against brokers or other parties concerning or relating to commissions, fees or other amounts paid from proceeds received from any holder of an Allowed Escrow Claim.

                  1.2.44. "Escrow Deficiency Claim" shall mean the Claim against CFC, SLC, or both, belonging to the holder of an Allowed Claim in CFC-3 or SLC-3 (or being held in the Disputed Claims Reserve in respect of the holder's Disputed Claim in SLC-3 or CFC-3), in an amount equal to such holder's Allowed Escrow Claim (or the Face Amount of such holder's Disputed Escrow Claim), less such holder's Pro Rata share of the Initial Escrow Distribution, less the face amount of such holder's Escrow Note, less amounts received in respect of such holder's Pro Rata share of the Net Escrow Commission Recovery, subject to Section 8.10 hereof. Unless specifically provided otherwise herein, Allowed Escrow Deficiency Claims shall be treated for all purposes under the Plan (other than for purposes of the distribution of the Initial Non-Escrow Distribution) as Allowed Claims in CFC-4 or SLC-4, as the case may be.

                  1.2.45. "Escrow Note" shall mean a promissory note issued on the Effective Date, payable by the Fund Liquidating LLC to the holder of an Allowed Claim in SLC-3 or CFC-3 in the amount set forth in Sections 5.2(c) or 5.3(c) hereof. Each Escrow Note shall mature on the fifth (5th) anniversary of the Effective Date; shall accrue interest at the rate of 3.50% per annum, compounded annually, payment of which shall be deferred until maturity; shall be paid in full prior to any further distributions by the Fund Liquidating LLC to the holders of Allowed Claims in SLC-4, CFC-4 or, subject to the provisions of Section
         7.3 hereof, IBF Hotel-4 (after the Initial Non-Escrow Distribution and the distribution of Fund Membership Interests, and other than distributions by the Fund Liquidating LLC from the Expense Reserve, Disputed Claims Reserve or the Unclaimed Distributions Reserve, or distributions to the Fund Liquidating LLC's members in an amount not to exceed the estimated tax liability of such members arising as a result of allocations of income or gain of the Fund Liquidating LLC); shall be subject to prepayment, in whole or in part, at any time, in any amount, without prepayment penalty, to be applied in such a manner as may be specified by the Fund Liquidating Agent; and in each instance may, for administrative purposes, be accounted for on the Fund Liquidating LLC's books and records in lieu of delivery of an actual physical promissory note to the payee thereof.

                  1.2.46. "Estate" shall mean, with respect to any Debtor, the bankruptcy estate of such Debtor pursuant to section 541 of the Bankruptcy Code; and "Estates" shall mean, collectively, the bankruptcy estates of all of the Debtors pursuant to section 541 of the Bankruptcy Code.

                  1.2.47. "Exhibit" when used in reference to the Plan or Disclosure Statement, shall mean any exhibit annexed to the Plan or Disclosure Statement, respectively.

                  1.2.48. "Expense Reserve" shall mean the reserve account established on or about the Effective Date and thereafter maintained by each Liquidating LLC, pursuant to Section 7.11 hereof.

                  1.2.49. "Face Amount" shall mean (a) with respect to a Disputed or Disallowed Claim, the stated amount claimed by the holder thereof in any proof of claim timely-Filed or deemed timely-Filed by a Final Order of the Bankruptcy Court, and (b) with respect to an Allowed Claim, the allowed amount thereof.

                  1.2.50. "File" and derivatives thereof, such as Filed or Filing, shall mean file, filed, filing, etc., with the Bankruptcy Court in any of the Chapter 11 Cases.

                  1.2.51. "Final Order" shall mean an order or judgment of the Bankruptcy Court or other court of competent jurisdiction, administrative agency or other tribunal, as entered on the docket in any Chapter 11 Case or such other court or body, (a) which has not been reversed, stayed, modified or amended, and as to which the time to appeal, seek certiorari or move for reargument or rehearing has expired, and no appeal, petition for certiorari, or motion for reargument or rehearing has been timely taken, or (b) as to which any appeal has been taken, any petition for certiorari or motion for reargument or rehearing has been filed, and such appeal, petition or motion has been conclusively withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari, reargument or rehearing was sought; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a final order for purposes hereof.

                  1.2.52. "Fund Assets" shall mean the Assets of any Fund Debtor's Estate, and shall include, for purposes hereof, the Escrowed Amount.

                  1.2.53. "Fund Debtors" shall mean CFC, SLC and, subject to the provisions of Section 7.3 hereof, IBF Hotel. In the event that the Trustee elects not to substantively consolidate IBF Hotel with CFC and SLC, pursuant to Section 7.3 hereof, "Fund Debtors" shall mean only CFC and SLC.

                  1.2.54. "Fund Liquidating Agent" shall mean the individual appointed to manage the day to day affairs of the Fund Liquidating LLC.

                  1.2.55. "Fund Liquidating Committee" shall mean the committee established to monitor the administration of the Fund Liquidating LLC, pursuant to the Fund Liquidating LLC Agreement.

                  1.2.56. "Fund Liquidating LLC" shall mean the limited liability company established pursuant to the Fund Liquidating LLC Agreement to implement the Plan.

                  1.2.57. "Fund Liquidating LLC Agreement" shall mean the operating agreement establishing the Fund Liquidating LLC, in conformity with the terms of the Plan, as such operating agreement may be amended, modified or supplemented from time to time.

                  1.2.58. "Fund Membership Interests" shall mean uncertificated ownership interests in the Fund Liquidating LLC, created under, issued pursuant to, and which shall have the rights and be subject to the restrictions contained in, the Fund Liquidating LLC Agreement.

                  1.2.59. "General Unsecured Claim" shall mean a Claim that is not an Administrative Claim,

         Priority Tax Claim, Secured Claim, Other Priority Claim, Escrow Claim, Cash-Out Claim, Interest Guarantee Claim, Intercompany Claim or Private Securities Claim, and shall include any Escrow Deficiency Claim.

                  1.2.60. "IBF" shall mean InterBank Funding Corp., a Delaware corporation, as a debtor and debtor in possession in its respective Chapter 11 Case.

                  1.2.61. "IBF Assets" shall mean the Assets of IBF's Estate, and shall exclude, for purposes hereof, the Escrowed Amount.

                  1.2.62. "IBF Liquidating Agent" shall mean the individual appointed to manage the day to day affairs of the IBF Liquidating LLC.

                  1.2.63. "IBF Liquidating Committee" shall mean the committee established to monitor the administration of the IBF Liquidating LLC, pursuant to the IBF Liquidating LLC Agreement.

                  1.2.64. "IBF Liquidating LLC" shall mean the limited liability company established pursuant to the IBF Liquidating LLC Agreement to implement the Plan.

                  1.2.65. "IBF Liquidating LLC Agreement" shall mean the operating agreement establishing the IBF Liquidating LLC, in conformity with the terms of the Plan, as such operating agreement may be amended modified or supplemented from time to time.

                  1.2.66. "IBF Membership Interests" shall mean uncertificated ownership interests in the IBF Liquidating LLC, created under, issued pursuant to, and which shall have the rights and be subject to the restrictions contained in, the IBF Liquidating LLC Agreement.

                  1.2.67. "Impaired" when used with respect to a Claim or Interest, shall mean impaired within the meaning of section 1124 of the Bankruptcy Code.

                  1.2.68. "Initial Escrow Distribution" shall mean a portion of the Escrowed Amount equal to the Escrowed Amount, less the Initial Escrow Holdback, less the Initial Non-Escrow Distribution; which portion shall be distributed to the holders of Allowed Claims in SLC-3 or CFC-3 (or transferred to the Disputed Claims Reserve in respect of Disputed Claims in SLC-3 or CFC-3) on or about the Effective Date, pursuant to Sections 5.2(c) and 5.3(c) hereof.

                  1.2.69. "Initial Escrow Holdback" shall mean a portion of the Escrowed Amount equal to $5,000,000, which shall be treated in accordance with Section 8.9 hereof.

                  1.2.70. "Initial Non-Escrow Distribution" shall mean a portion of the Escrowed Amount equal to $3,790,000, which portion shall be distributed to the holders of Allowed Claims in SLC-4, CFC-4 and, subject to the provisions of Section 7.3 hereof, IBF Hotel-4 (or transferred to the Disputed Claims Reserve in respect of Disputed Claims in SLC-4, CFC-4 and, subject to the provisions of Section 7.3 hereof, IBF Hotel-4) on or about the Effective Date, pursuant to Sections 5.2(d), 5.3(d), and 5.4(d) hereof.

                  1.2.71. "Investment Company Act" shall mean the Investment Company Act of 1940, 15 U.S.C. Sections 80a-1 et seq., as amended.

                  1.2.72. "Intercompany Claim" shall mean (a) any Claim by a Debtor against any other Debtor (excluding for purposes hereof the Secured IBF Claim) or (b) any Non-Debtor Affiliate Claim.

                  1.2.73. "Interest" shall mean, when used with respect to a Debtor, the equity securities of such Debtor (including all rights attributable thereto) authorized, issued and outstanding as of such Debtor's Petition Date; and "Interests" shall mean, collectively, all of the equity securities of the Debtors (including all rights attributable thereto) authorized, issued and outstanding as of each Debtor's respective Petition Date; it being understood for purposes hereof that Claims for the payment of principal, interest and any similar debt obligations in respect of the Notes shall not be deemed Interests of the Debtors.

                  1.2.74. "Interest Guarantee Claim" shall mean any Claim against IBF as the guarantor of, or asserting that IBF is jointly, severally, or secondarily liable for, fixed interest or other amounts payable in respect of any Notes.

                  1.2.75. "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

                  1.2.76. "Liquidating Agents" shall mean, collectively, the Fund Liquidating Agent and the IBF Liquidating Agent.

                  1.2.77. "Liquidating Committees" shall mean, collectively, the Fund Liquidating Committee and the IBF Liquidating Committee.

                  1.2.78. "Liquidating LLCs" shall mean, collectively, the Fund Liquidating LLC and the IBF Liquidating LLC.

                  1.2.79. "Liquidating LLC Agreements" shall mean, collectively, the Fund Liquidating LLC Agreement and the IBF Liquidating LLC Agreement.

                  1.2.80. "Membership Interests" shall mean, collectively, the Fund Membership Interests and the IBF Membership Interests.

                  1.2.81. "Net Escrow Commission Recovery" shall mean any recovery by the Trustee or a Liquidating Agent in respect of any Escrow Commission Claim, less any expenses incurred to realize such recovery, including without limitation any litigation costs and attorney's fees and expenses.

                  1.2.82. "Non-Debtor Affiliate" shall mean any Affiliate of any Debtor that is not itself a Debtor.

                  1.2.83. "Non-Debtor Affiliate Claim" shall mean any Claim against a Debtor by a Non-Debtor Affiliate of any Debtor.

                  1.2.84. "Notes" shall mean, collectively, the CFC Notes and the SLC Bonds.

                  1.2.85. "Other Administrative Claim" shall mean an Administrative Claim other than (a) a Professional Claim or (b) an Administrative Claim in respect of Committee Fees.

                  1.2.86. "Other Priority Claim" shall mean a Claim to the extent it is entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than an Administrative Claim or Priority Tax Claim.

                  1.2.87. "Person" shall have the meaning ascribed in section 101(41) of the Bankruptcy Code and, in any reference to a holder of a Claim or Interest, shall include all successors, assigns or Affiliates.

                  1.2.88. "Petition Date" shall mean (a) with respect to IBF, SLC or CFC, June 7, 2002, and (b) with respect to IBF Hotel, November 4, 2002.

                  1.2.89. "Plan" shall mean this joint liquidating plan of reorganization, as the same may be amended, modified, supplemented or restated from time to time.

                  1.2.90. "Priority Tax Claim" shall mean a Claim to the extent such Claim is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

                  1.2.91. "Private Securities Claim" shall mean a Claim arising from rescission of, or for damages, reimbursement or contribution with respect to, a purchase, sale or other acquisition of a debt security of any Debtor prior to such Debtor's Petition Date (it being understood that Claims for the payment of principal, interest and similar debt obligations in respect of the Notes shall not be Private Securities Claims).

                  1.2.92. "Professional" shall mean any professional employed in the Chapter 11 Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or seeking compensation or reimbursement pursuant to section 503(b)(4) of the Bankruptcy Code.

                  1.2.93. "Professional Claim" shall mean a request by a Professional for compensation or reimbursement of expenses pursuant to section 327, 328, 330, 331, 503(b), 506 or 1103 of the Bankruptcy Code incurred or relating to services provided after the Petition Date through the Effective Date.

                  1.2.94. "Pro Rata" shall mean, when used in reference to any Class or group of Classes, the proportion that the Face Amount of a Claim in such Class or in any Class in such group of Classes bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or in all Classes in such group of Classes, unless the Plan specifically provides otherwise.

                  1.2.95. "Scheduled" shall mean, with respect to a Claim, that the Claim is listed on the schedules of assets and liabilities Filed by any of the Debtors pursuant to Bankruptcy Rule 1007(b)(1).

                  1.2.96. "Schedules" when used in reference to the Plan or Disclosure Statement, shall mean any schedule annexed to the Plan or Disclosure Statement.

                  1.2.97. "SEC" shall mean the U.S. Securities and Exchange Commission.

                  1.2.98. "SEC Litigation" shall mean the litigation pending in the District Court styled Securities and Exchange Commission v. IBF Collateralized Finance Corporation et al., Case No. 02-CV-5713-JSM (S.D.N.Y.).

                  1.2.99. "Secured Claim" shall mean any Claim that is secured by a security interest in or a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

                  1.2.100. "Secured IBF Claim" shall mean the Secured Claim asserted by IBF against IBF Hotel, Scheduled in the aggregate amount of $9,998,072, which is held by IBF solely for the benefit of CFC, which, by virtue of participation, holds 100% of the economic interest in the loans underling such Claim and is entitled to any distributions under the Plan in respect of such Claim.

                  1.2.101. "SLC" shall mean IBF VI-Secured Lending Corporation, a Delaware corporation, as a debtor and debtor in possession in its respective Chapter 11 Case.

                  1.2.102. "SLC Bonds" shall mean the unsecured subordinated redeemable bonds issued by SLC pursuant to that certain prospectus dated August 23, 2000.

                  1.2.103. "SLC Indenture" shall mean the indenture dated August 23, 2000, as amended, between IBF VI-Guaranteed Income Fund, as issuer, and Continental Stock Transfer & Trust Company, as Trustee.

                  1.2.104. "SLC Indenture Trustee" shall mean Continental Stock Transfer & Trust Company, in its capacity as trustee under the SLC Indenture, or any successor trustee appointed under the SLC Indenture.

                  1.2.105. "Transaction Documents" shall mean, collectively, all material definitive agreements to be entered in connection with the consummation of the transactions contemplated by the Plan, including but not limited to the Liquidating LLC Agreements.

                  1.2.106. "Treasury Regulations" shall mean all final, temporary and proposed regulations promulgated under the Internal Revenue Code.

                  1.2.107. "Trustee" shall mean Arthur J. Steinberg, not personally but solely in his capacity as the duly-appointed trustee of CFC and SLC and their respective subsidiaries under the Investment Company Act, having been appointed by the District Court by order entered on December 5, 2002.

                  1.2.108. "Unclaimed Distributions Reserve"shall mean the reserve account established on or about the Effective Date and thereafter maintained by each Liquidating LLC, pursuant to Section 9.12 hereof.

                  1.2.109. "Unimpaired" when used with respect to a Claim or Interest, shall mean a Claim or Interest that is not Impaired.

                  1.2.110. "U.S. Trustee" shall mean the U.S. Trustee appointed pursuant to section 581 of title 28 of the U.S. Code to serve in the Southern District of New York.

         1.3      RULES OF INTERPRETATION.

         For purposes of the Plan (a) any reference to a contract, instrument, release, indenture or other agreement or document's being in a particular form or on particular terms and conditions shall mean that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed shall mean such document or exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references herein to Articles, Sections, Schedules and Exhibits are references to Articles, Sections, Schedules and Exhibits of or to the Plan, (d) the words "herein," "hereto," "hereof," "hereunder," and other words of similar import refer to the Plan as a whole, not to any particular section, subsection or clause, unless the context requires otherwise, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules are hereby incorporated by reference.

         1.4      COMPUTATION OF TIME.

         In computing any period of time prescribed or allowed by the Plan, unless otherwise provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

         1.5      REFERENCE TO MONETARY FIGURES.

         All references in the Plan to monetary figures shall refer to lawful currency of the United States, unless otherwise expressly provided.

         1.6      EXHIBITS AND TRANSACTION DOCUMENTS.

         All Exhibits, Schedules and Transaction Documents are hereby incorporated into and are made a part of the Plan as if set forth in full in the Plan.

                                   ARTICLE II

                   ADMINISTRATIVE CLAIMS; PRIORITY TAX CLAIMS

         2.1      ADMINISTRATIVE CLAIMS.

         Subject to Sections 10.6 and 10.7 hereof, on or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Administrative Claim shall receive, at the Trustee's discretion, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor, (x) Cash equal to the unpaid portion of such Allowed Claim, or (y) such other treatment as to which the Trustee and such holder shall agree in writing; provided, however, that any undisputed Administrative Claims with respect to liabilities incurred in the ordinary course during the Chapter 11 Cases may, at the respective Liquidating Agent's option, be paid pursuant to the terms of any agreements relating thereto; and provided further that payment of Allowed Administrative Claims against IBF shall be subject to Section 7.5 hereof, which provides (i) that such payments shall be made, first, from available IBF Assets, and second, upon exhaustion of available IBF Assets, and subject to the absolute discretion of the Trustee, from available Fund Assets, and (ii) that payments made from Fund Assets in respect of Allowed Administrative Claims against IBF shall in no event exceed, in the aggregate, $300,000; and provided further that, pursuant to Section 7.5 hereof, any advances by CFC or SLC to IBF after their Petition Date shall be Allowed Administrative Claims against IBF.

         2.2      PRIORITY TAX CLAIMS.

         On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Priority Tax Claim shall receive, at the Trustee's discretion, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor, (x) Cash equal to the unpaid portion of such Allowed Claim, or (y) such other treatment as to which the Trustee and such holder shall agree in writing; provided, however, that payments in respect of Allowed Priority Tax Claims against IBF shall be subject to Section 7.5 hereof, which provides (i) that such payments shall be made, first, from available IBF Assets, and second, upon exhaustion of available IBF Assets, and subject to the absolute discretion of the Trustee, from available Fund Assets, and (ii) that payments made from Fund Assets in respect of Allowed Priority Tax Claims against IBF shall in no event exceed, in the aggregate, $100,000.

                                   ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         Pursuant to section 1122 of the Bankruptcy Code, all Claims and Interests, other than Administrative Claims and Priority Tax Claims, are classified as set forth below. A Claim or Interest is placed in a particular Class for the purposes of voting on the Plan and of receiving the treatments specified by the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released, withdrawn or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified in the Plan and shall be treated in the manner set forth in Article II above.

         3.1      CLAIMS AGAINST AND INTERESTS IN IBF.

                  (a)      IBF-1 All Secured Claims against IBF.

                  (b)      IBF-2 All Other Priority Claims against IBF.

                  (c)      IBF-3 All General Unsecured Claims against IBF.
                                 All Intercompany Claims by SLC against IBF; and All Intercompany Claims by CFC against IBF.

                  (d)      IBF-4 All Interest Guarantee Claims.

                  (e)      IBF-5 All Non-Debtor Affiliate Claims against IBF;
                                 and All Intercompany Claims by IBF Hotel against IBF.

                  (f)      IBF-6 All Private Securities Claims against IBF.

                  (g)      IBF-7 All Interests in IBF.

         3.2      CLAIMS AGAINST AND INTERESTS IN SLC.

                  (a)      SLC-1 All Secured Claims against SLC.

                  (b)      SLC-2 All Other Priority Claims against SLC.

                  (c)      SLC-3 All Escrow Claims against SLC.

                  (d)      SLC-4 All General Unsecured Claims against SLC.

                  (e)      SLC-5 All Cash-Out Claims against SLC.

                  (f)      SLC-6 All Intercompany Claims against SLC.

                  (g)      SLC-7 All Private Securities Claims against SLC.

                  (h)      SLC-8 All Interests in SLC.

         3.3      CLAIMS AGAINST AND INTERESTS IN CFC.

                  (a)      CFC-1 All Secured Claims against CFC.

                  (b)      CFC-2 All Other Priority Claims against CFC.

                  (c)      CFC-3 All Escrow Claims against CFC.

                  (d)      CFC-4 All General Unsecured Claims against CFC.

                  (e)      CFC-5 All Cash-Out Claims against CFC.

                  (f)      CFC-6 All Intercompany Claims against CFC.

                  (g)      CFC-7 All Private Securities Claims against CFC.

                  (h)      CFC-8 All Interests in CFC.

         3.4      CLAIMS AGAINST AND INTERESTS IN IBF HOTEL.

                  (a)      IBF HOTEL-1 Secured IBF Claim.

                  (b)      IBF HOTEL-2 All other Secured Claims against IBF
                                     Hotel.

                  (c)      IBF HOTEL-3 All Other Priority Claims against IBF
                                     Hotel.

                  (d)      IBF HOTEL-4 All General Unsecured Claims against IBF
                                     Hotel.

                  (e)      IBF HOTEL-5 All Non-Debtor Affiliate Claims against
                                       IBF Hotel; and All Intercompany Claims by
                                       IBF against IBF Hotel.

                  (f)      IBF HOTEL-6 All Private Securities Claims against IBF
                           Hotel.

                  (g)      IBF HOTEL-7 All Interests in IBF Hotel.

                                   ARTICLE IV

                IDENTIFICATION OF UNIMPAIRED AND IMPAIRED CLASSES

         4.1      UNIMPAIRED CLASSES.

         The following Classes are Unimpaired by the Plan:

IBF-1            SLC-1           CFC-1          IBF Hotel-1

IBF-2            SLC-2           CFC-2          IBF Hotel-2

                                                IBF Hotel-3

4.2      IMPAIRED CLASSES.

         The following Classes are Impaired by the Plan:

IBF-3            SLC-3           CFC-3          IBF Hotel-4

IBF-4            SLC-4           CFC-4          IBF Hotel-5

IBF-5            SLC-5           CFC-5          IBF Hotel-6

IBF-6            SLC-6           CFC-6          IBF Hotel-7

IBF-7            SLC-7           CFC-7

                 SLC-8           CFC-8

                                   ARTICLE V

                        TREATMENT OF CLAIMS AND INTERESTS

         5.1      CLAIMS AGAINST AND INTERESTS IN IBF

                  (a)      IBF-1 - Secured Claims against IBF.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in IBF-1 shall receive, at the Trustee's discretion, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor,
         (w) Cash equal to the unpaid portion of such Allowed Claim, or (x) with respect to a holder having a first priority security interest in collateral securing such Allowed Claim, the surrender of all such collateral by IBF, without representation or warranty by, or recourse against, the Trustee, the Debtors, the IBF Liquidating Agent or the IBF Liquidating LLC, or (y) such other treatment as which will not impair the holder of such Allowed Claim pursuant to section 1124 of the Bankruptcy Code, or (z) such other treatment as to which the Trustee and such holder shall agree in writing.

                  (b)      IBF-2 - Other Priority Claims against IBF.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in IBF-2 shall receive, at the Trustee's discretion, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor,
         (x) Cash equal to the unpaid portion of such Allowed Claim, or (y) such other treatment as which will not impair the holder of such Allowed Claim pursuant to section 1124 of the Bankruptcy Code, or (z) such other treatment as to which the Trustee and such holder shall agree in writing.

                  (c) IBF-3 - General Unsecured Claims against IBF, Intercompany Claims by SLC against IBF and Intercompany Claims by CFC against IBF.

                  On the Effective Date, (x) the Intercompany Claims by SLC against IBF shall be Allowed in the amount of $1,105,083, and (y) the Intercompany Claims by CFC against IBF shall be Allowed in the amount of $7,293,330. With respect to Claims in respect of any guarantee (excluding, for purposes hereof, any Interest Guarantee Claims) by IBF of obligations owed to third-party lenders by borrowers in which CFC holds a debt or equity position junior to such lenders - including but not limited to the Scheduled Claims of Colonial Bank, Citrus Bank, Gorham Savings Bank, Boston Private Bank and Dillard-Weincoff, LLC in the aggregate amount of $18,300,000, which are Scheduled as contingent, unliquidated and, in the case of Dillard-Weincoff, LLC, disputed - the Trustee reserves the right to dispute the validity, extent or priority of any such Claims, and to seek appropriate reserves for the payment of any such Claims.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in IBF-3 shall receive, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor, its Pro Rata share of the IBF Membership Interests, determined by reference to all Allowed Claims and Disputed Claims in IBF-3 and IBF-4; provided, however, that to the extent all or any portion of an Allowed Claim in IBF-3 or IBF-4 is determined by Final Order of the Bankruptcy Court to be of the type described in section 726(a)(4) of the Bankruptcy Code, or constitutes a Claim for interest accruing after IBF's Petition Date, such portion shall not be included in the Face Amounts used to calculate Pro Rata shares hereunder, and such portion shall be cancelled, annulled and extinguished on the Effective Date and the holders thereof shall receive nothing under the Plan in respect thereof.

                  (d)      IBF-4 - Interest Guarantee Claims.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in IBF-4 shall receive, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor, its Pro Rata share of the IBF Membership Interests, determined by reference to all Allowed Claims and Disputed Claims in IBF-3 and IBF-4; provided, however, that to the extent all or any portion of an Allowed Claim in IBF-3 or IBF-4 is determined by Final Order of the Bankruptcy Court to be of the type described in section 726(a)(4) of the Bankruptcy Code, or constitutes a Claim for interest accruing after IBF's Petition Date, such portion shall not be included in the Face Amounts used to calculate Pro Rata shares hereunder, and such portion shall be cancelled, annulled and extinguished on the Effective Date and the holders thereof shall receive nothing under the Plan in respect thereof.

                  (e) IBF-5 - Non-Debtor Affiliate Claims/Intercompany Claims by IBF Hotel.

                  All Claims in IBF-5 shall be cancelled, annulled and extinguished on the Effective Date and the holders thereof shall receive nothing under the Plan.

                  (f)      IBF-6 - Private Securities Claims against IBF.

                  All Claims in IBF-6 shall be cancelled, annulled and extinguished on the Effective Date and the holders thereof shall receive nothing under the Plan, by virtue of section 510(b) of the Bankruptcy Code.

                  (g)      IBF-7 - Interests in IBF.

                  All Interests in IBF-7 shall be cancelled, annulled or extinguished on the Effective Date and the holders thereof shall receive nothing under the Plan.

         5.2      CLAIMS AGAINST AND INTERESTS IN SLC

                  (a)      SLC-1 - Secured Claims against SLC.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in SLC-1 shall receive, at the Trustee's discretion, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor,
         (w) Cash equal to the unpaid portion of such Allowed Claim, or (x) with respect to a holder having a first priority security interest in collateral securing such Allowed Claim, the surrender of all such collateral by the Fund Debtors, without representation or warranty by, or recourse against, the Trustee, the Debtors, the Fund Liquidating Agent or the Fund Liquidating LLC, or (y) such other treatment as which will not impair the holder of such Allowed Claim pursuant to section 1124 of the Bankruptcy Code, or (z) such other treatment as to which the Trustee and such holder shall agree in writing.

                  (b)      SLC-2 - Other Priority Claims against SLC.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in SLC-2 shall receive, at the Trustee's discretion, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor,
         (x) Cash equal to the unpaid portion of such Allowed Claim, or (y) such other treatment as which will not impair the holder of such Allowed Claim pursuant to section 1124 of the Bankruptcy Code, or (z) such other treatment as to which the Trustee and such holder shall agree in writing.

                  (c)      SLC-3 - Escrow Claims against SLC.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in SLC-3 shall receive, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor, (x) Cash in an amount equal to such holder's Pro Rata share of the Initial Escrow Distribution, determined by reference to all Allowed Claims and Disputed Claims in SLC-3 or CFC-3, plus an Escrow Note payable in an amount equal to the holder's Pro Rata share of the Initial Escrow Holdback, as determined by reference to all Allowed Claims and Disputed Claims in SLC-3 and CFC-3 (it being understood that, for administrative purposes, the Fund Liquidating LLC may account for the Escrow Notes on its books and records in lieu of delivering actual, physical promissory notes to the payee), plus its Pro Rata share of the Net Escrow Commission Recovery, subject to Section 8.10 hereof, determined by reference to all Allowed Claims and Disputed Claims in SLC-3 and CFC-3, plus, the treatment afforded in Section 5.2(d) hereof in respect of such holder's Escrow Deficiency Claim (provided, however, that no distribution of the Initial Non-Escrow Distribution shall be made on account of such Escrow Deficiency Claim, and provided further that, in the event of any distribution to such holder on account of its Pro Rata rights in the Net Escrow Commission Recovery, the Face Amount of such holder's Escrow Deficiency Claim shall be reduced by an equal amount), or (y) such other treatment as to which the Trustee and such holder shall agree in writing.

                  (d)      SLC-4 - General Unsecured Claims against SLC.

                  General Unsecured Claims against SLC that are or become Allowed Claims shall be placed in SLC-4; provided, however, that the holder of a General Unsecured Claim against SLC either (x) in an amount less than or equal to $10,000, or (y) that agrees to reduce the amount of such Claim to $10,000, shall have the option of making a one-time election on the respective Ballot to opt-out of SLC-4 and have such Claim become a Cash-Out Claim and be placed in SLC-5, in which event the election shall be irrevocable and shall prevent and estop the holder from any recovery in SLC-4 in respect of such Claim.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in SLC-4 shall receive, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor, its Pro Rata share of the Initial Non-Escrow Distribution, plus its Pro Rata share of the Fund Membership Interests, in each case where such Pro Rata share is determined by reference to all Allowed Claims and Disputed Claims in the following Classes: SLC-4, CFC-4 and, subject to Section 7.3 hereof, IBF Hotel-4; provided, however, that to the extent all or any portion of an Allowed Claim in SLC-4, CFC-4 or, subject to Section 7.3 hereof, IBF Hotel-4 is determined by Final Order of the Bankruptcy Court to be of the type described in section 726(a)(4) of the Bankruptcy Code, or constitutes a Claim for interest accruing after SLC's Petition Date, such portion shall not be included in the Face Amounts used to calculate such Pro Rata shares, and such portion shall be cancelled, annulled and extinguished on the Effective Date and the holders thereof shall receive nothing under the Plan in respect thereof; and provided further, that, as part of any settlement or compromise with any holder of securities issued by AIH permitted under Section 7.7 hereof, the Trustee may offer to treat such holder as the holder of an Allowed Claim in SLC-4, SLC-5, CFC-4 or CFC-5, solely for purposes of participating in distributions under the Plan.

                  (e)      SLC-5 - Cash-Out Claims against SLC.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in SLC-5 shall receive, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor, Cash in an amount equal to twenty percent (20%) of the Face Amount of such Allowed Claim.

                  (f)      SLC-6 - Intercompany Claims against SLC.

                  All Claims in SLC-6 shall be cancelled, annulled and extinguished on the Effective Date and the holders thereof shall receive nothing under the Plan.

                  (g)      SLC-7 - Private Securities Claims against SLC.

                  All Claims in SLC-7 shall be cancelled, annulled and extinguished on the Effective Date and the holders thereof shall receive nothing under the Plan, by virtue of section 510(b) of the Bankruptcy Code.

                  (h)      SLC-8 - Interests in SLC.

                  All Interests in SLC-8 shall be cancelled, annulled or extinguished on the Effective Date and the holders thereof shall receive nothing under the Plan.

         5.3      CLAIMS AGAINST AND INTERESTS IN CFC

                  (a)      CFC-1 - Secured Claims against CFC.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in CFC-1 shall receive, at the Trustee's discretion, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor, (w) Cash equal to the unpaid portion of such Allowed Claim, or (x) with respect to a holder having a first priority security interest in collateral securing such Allowed Claim, the surrender of all such collateral by the Fund Debtors, without representation or warranty by, or recourse against, the Trustee, the Debtors, the Fund Liquidating Agent or the Fund Liquidating LLC, or (y) such other treatment as which will not impair the holder of such Allowed Claim pursuant to section 1124 of the Bankruptcy Code, or (z) such other treatment as to which the Trustee and such holder shall agree in writing.

                  (b)      CFC-2 - Other Priority Claims against CFC.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in CFC-2 shall receive, at the Trustee's discretion, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor,
         (x) Cash equal to the unpaid portion of such Allowed Claim, or (y) such other treatment as which will not impair the holder of such Allowed Claim pursuant to section 1124 of the Bankruptcy Code, or (z) such other treatment as to which the Trustee and such holder shall agree in writing.

                  (c)      CFC-3 - Escrow Claims against CFC.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in CFC-3 shall receive, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor, (x) Cash in an amount equal to such holder's Pro Rata share of the Initial Escrow Distribution, determined by reference to all Allowed Claims and Disputed Claims in SLC-3 or CFC-3, plus an Escrow Note payable in an amount equal to the holder's Pro Rata share of the Initial Escrow Holdback, as determined by reference to all Allowed Claims and Disputed Claims in SLC-3 and CFC-3 (it being understood that, for administrative purposes, the Fund Liquidating LLC may account for the Escrow Notes on its books and records in lieu of delivering actual, physical promissory notes to the payee), plus its Pro Rata share of the Net Escrow Commission Recovery, subject to Section 8.10 hereof, determined by reference to all Allowed Claims and Disputed Claims in SLC-3 and CFC-3, plus, the treatment afforded in Section 5.3(d) hereof in respect of such holder's Escrow Deficiency Claim (provided, however, that no distribution of the Initial Non-Escrow Distribution shall be made on account of such Escrow Deficiency Claim, and provided further that, in the event of any distribution to such holder on account of its Pro Rata rights in the Net Escrow Commission Recovery, the Face Amount of such holder's Escrow Deficiency Claim shall be reduced by an equal amount), or (y) such other treatment as to which the Trustee and such holder shall agree in writing.

                  (d)      CFC-4 - General Unsecured Claims against CFC.

                  General Unsecured Claims against CFC that are or become Allowed Claims shall be placed in CFC-4; provided, however, that the holder of a General Unsecured Claim against CFC either (x) in an amount less than or equal to $10,000, or (y) that agrees to reduce the amount of such Claim to $10,000, shall have the option of making a one-time election on the respective Ballot to opt-out of CFC-4 and have such Claim become a Cash-Out Claim and be placed in CFC-5, in which event the election shall be irrevocable and shall prevent and estop the holder from any recovery in CFC-4 in respect of such Claim.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in CFC-4 shall receive, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor, its Pro Rata share of the Initial Non-Escrow Distribution, plus its Pro Rata share of the Fund Membership Interests, in each case where such Pro Rata share is determined by reference to all Allowed Claims and Disputed Claims in the following Classes: SLC-4, CFC-4 and, subject to Section 7.3 hereof, IBF Hotel-4; provided, however, that to the extent all or any portion of an Allowed Claim in SLC-4, CFC-4 or, subject to Section 7.3 hereof, IBF Hotel-4 is determined by Final Order of the Bankruptcy Court to be of the type described in section 726(a)(4) of the Bankruptcy Code, or constitutes a Claim for interest accruing after CFC's Petition Date, such portion shall not be included in the Face Amounts used to calculate such Pro Rata shares, and such portion shall be cancelled, annulled and extinguished on the Effective Date and the holders thereof shall receive nothing under the Plan in respect thereof; and provided further, that, as part of any settlement or compromise with any holder of securities issued by AIH permitted under Section 7.7 hereof, the Trustee may offer to treat such holder as the holder of an Allowed Claim in SLC-4, SLC-5, CFC-4 or CFC-5, solely for purposes of participating in distributions under the Plan.

                  (e)      CFC-5 - Cash-Out Claims against CFC.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in CFC-5 shall receive, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor, Cash in an amount equal to twenty percent (20%) of the Face Amount of such Allowed Claim.

                  (f)      CFC-6 - Intercompany Claims against CFC.

                  All Claims in CFC-6 shall be cancelled, annulled and extinguished on the Effective Date and the holders thereof shall receive nothing under the Plan.

                  (g)      CFC-7 - Private Securities Claims against CFC.

                  All Claims in CFC-7 shall be cancelled, annulled and extinguished on the Effective Date and the holders thereof shall receive nothing under the Plan, by virtue of section 510(b) of the Bankruptcy Code.

                  (h)      CFC-8 - Interests in CFC.

                  All Interests in CFC-8 shall be cancelled, annulled or extinguished on the Effective Date and the holders thereof shall receive nothing under the Plan.

         5.4      CLAIMS AGAINST AND INTERESTS IN IBF HOTEL

                  (a)      IBF Hotel-1 - Secured IBF Claim.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, CFC, as the beneficial holder of the Secured IBF Claim by virtue of its 100% participation, shall receive, at the Trustee's discretion, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor, (w) Cash equal to the unpaid portion of such Allowed Claim, or (x) if and to the extent the lien securing the Secured IBF Claim is a first priority lien in property of IBF Hotel, the surrender of all such property by IBF Hotel, without representation or warranty by, or recourse against, the Trustee or the Fund Liquidating Agent, or (y) such other treatment as which will not impair the holder of such Allowed Claim pursuant to section 1124 of the Bankruptcy Code, or (z) such other treatment as to which the Trustee and such holder shall agree in writing.

                  (b) IBF Hotel-2 - Secured Claims against IBF Hotel other than Secured IBF Claims.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in IBF Hotel-2 shall receive, at the Trustee's discretion, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor, (w) Cash equal to the unpaid portion of such Allowed Claim, or (x) with respect to a holder having a first priority security interest in collateral securing such Allowed Claim, the surrender of all such collateral by the Debtors, without representation or warranty by, or recourse against, the Trustee, the Debtors, the Fund Liquidating Agent or the Fund Liquidating LLC, or (y) such other treatment as which will not impair the holder of such Allowed Claim pursuant to section 1124 of the Bankruptcy Code, or (z) such other treatment as to which the Trustee and such holder shall agree in writing.

                  (c)      IBF Hotel-3 - Other Priority Claims against IBF
         Hotel.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in IBF Hotel-3 shall receive, at the Trustee's discretion, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor, (x) Cash equal to the unpaid portion of such Allowed Claim, or (y) such other treatment as which will not impair the holder of such Allowed Claim pursuant to section 1124 of the Bankruptcy Code, or (z) such other treatment as to which the Trustee and such holder shall agree in writing.

                  (d)      IBF Hotel-4 - General Unsecured Claims against IBF
         Hotel.

                  On or as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date on which such Claim becomes an Allowed Claim, each holder of an Allowed Claim in IBF Hotel-4 shall receive, in full satisfaction, settlement, release and discharge thereof, and in exchange therefor, its Pro Rata share of the Initial Non-Escrow Distribution, plus its Pro Rata share of the Fund Membership Interests, in each case where such Pro Rata share is determined by reference to all Allowed Claims and Disputed Claims in the following Classes: SLC-4, CFC-4 and, subject to Section 7.3 hereof, IBF Hotel-4; provided, however, that to the extent all or any portion of an Allowed Claim in SLC-4, CFC-4 or, subject to Section 7.3 hereof, IBF Hotel-4 is determined by Final Order of the Bankruptcy Court to be of the type described in section 726(a)(4) of the Bankruptcy Code, or constitutes a Claim for interest accruing after IBF Hotel's Petition Date, such portion shall not be included in the Face Amounts used to calculate such Pro Rata shares, and such portion shall be cancelled, annulled and extinguished on the Effective Date and the holders thereof shall receive nothing in respect thereof.

                  (e)      IBF Hotel-5 - Non-Debtor Affiliate
         Claims/Intercompany Claims by IBF.

                  All Claims in IBF Hotel-5 shall be cancelled, annulled and extinguished on the Effective Date and the holders thereof shall receive nothing under the Plan.

                  (f)      IBF Hotel-6 - Private Securities Claims against IBF
         Hotel.

                  All Claims in IBF Hotel-6 shall be cancelled, annulled or extinguished on the Effective Date and holders thereof shall receive nothing under the Plan, by virtue of section 510(b) of the Bankruptcy Code.

                  (g)      IBF Hotel 7 - Interests in IBF Hotel.

                  All Interests in IBF Hotel-7 shall be cancelled, annulled or extinguished on the Effective Date and the holders thereof shall receive nothing under the Plan.

         5.5      SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS.

         Except as otherwise provided in the Plan, nothing shall affect the Trustee's or any Debtor's rights and defenses, both legal and equitable, with respect to any Unimpaired Claim, including but not limited to all rights with respect to legal and equitable defenses to setoffs or recoupments.

         5.6      CLAIMS OF SEC NOT ADDRESSED BY THE PLAN.

         The various claims of the SEC against the Debtors and Mr. Hershon in the SEC Litigation, including but not limited to claims for penalties or injunctive relief, are not addressed by the Plan. The resolution of those claims is a condition precedent to the Effective Date, pursuant to Section 13.1 hereof. Any such resolution must be acceptable to the SEC and the Trustee, and is subject to approval by the District Court. It is anticipated that any resolution may include injunctive relief. The Trustee does not expect that any settlement with the SEC will have adverse monetary consequences for the holders of Notes because (i) the SEC is not seeking civil penalties against CFC or SLC, and (ii) while the SEC is seeking disgorgement, the disgorgement remedy is generally for the benefit of investors.

         5.7      SPECIAL PROVISIONS CONCERNING CLAIMS UNDER SLC BONDS

         Any individual proof of claim by a holder of an SLC Bond on account of a Claim under or evidenced by an SLC Bond, with respect to which SLC Bond a proof of claim has been deemed Filed or Filed by the SLC Indenture Trustee, shall be disallowed by operation of the Plan. Instead, one Claim will be allowed in the name of the SLC Indenture Trustee for the SLC Bonds, and the SLC Indenture Trustee will be deemed to be the sole holder of any and all Allowed Claims under or evidenced by the SLC Bonds issued under the SLC Indenture.

         To the extent permitted under the terms of the SLC Indenture, The SLC Indenture Trustee shall be entitled to retain and hold back from distributions to the holders of SLC Bonds under the Plan an amount sufficient to satisfy any Claim of the SLC Indenture Trustee secured by the terms of the SLC Indenture and not previously paid in full (which Claims presently consist of unpaid fees and expenses of the SLC Indenture Trustee and its attorneys accrued through April 30, 2003, in the amount of $48,756.37 - comprised of (a) pre-petition fees and expenses of the SLC Indenture Trustee of $19,281.43, (b) post-petition fees and expenses of the SLC Indenture Trustee of $7,253.60, and (c) post-petition attorney's fees and expenses of $22,221.34 - plus such fees and expenses as may be incurred by the SLC Indenture Trustee and his attorneys from May 1, 2003 through and including the Effective Date); provided, however, that any party in interest, including without limitation the Trustee or any holder of SLC Bonds, may object to such amounts being retained or held back by the SLC Indenture Trustee as being inconsistent with the terms of the SLC Indenture at any time, prior to 4:00 p.m. (prevailing Eastern time) on August 7, 2003. To be considered, such objections must: (i) be in writing, (ii) state the name and address of the objecting party and the amount and nature of the claim or interest of such party; (iii) state with particularity the legal and factual bases of any objection under the terms of the SLC Indenture; (iv) conform to the Bankruptcy Rules and Local Rules; and (v) be filed with the Bankruptcy Court, together with proof of service, electronically, in accordance with General Order M-242 (General Order M-242 and the User's Manual for the Electronic Case Filing System can be found at the Bankruptcy Court's official website (www.nsyb.uscourts.gov) by registered users of the Bankruptcy Court's case filing system and, by all other parties in interest, on a 3.5 inch disk, preferably in Portable Document Format (PDF), WordPerfect or any other Windows-based word processing format (with a hard copy delivered to Chambers) and served in accordance with General Order M-242, so as to be actually received not later 4:00 p.m. (prevailing Eastern time) on August 7, 2003, by (i) counsel to the SLC Indenture Trustee, Orrick, Herrington & Sutcliffe LLP, 666 Fifth Ave., New York, NY 10103, Attn: Arnold Gulkowitz, and (ii) the parties set forth in Section 15.6 hereof. Objections not timely filed and served in such manner shall not be considered by the Bankruptcy Court.

                                   ARTICLE VI

                       ACCEPTANCE OR REJECTION OF THE PLAN

         6.1      ACCEPTANCE BY IMPAIRED CLASSES

         Pursuant to section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that voted. Pursuant to section 1126(d) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, a Class of Interests shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in amount of the Allowed Interests of such Class that voted.

         6.2      PRESUMED ACCEPTANCES BY UNIMPAIRED CLASSES.

         The Classes identified in Section 4.1 hereof are Unimpaired under the Plan. Hence, under section 1126(f) of the Bankruptcy Code, the holders of Claims in those Classes are conclusively presumed to have accepted the Plan, and votes in favor of or against the Plan in respect of such Claims will not be solicited.

         6.3      CLASSES DEEMED TO HAVE REJECTED THE PLAN.

         The Classes identified in Section 4.2 hereof are Impaired under the Plan. The holders of Claims or Interests in IBF-4 (by virtue of the assignment of such Claims to the Fund Liquidating LLC pursuant to Section 7.6 hereof), IBF-5, IBF-6, IBF-7, SLC-6, SLC-7, SLC-8, CFC-6, CFC-7, CFC-8, IBF Hotel-5, IBF Hotel-6 and IBF Hotel-7, are not entitled to receive or retain any property in respect thereof under the Plan. Hence, under section 1126(g) of the Bankruptcy Code, such holders are conclusively presumed to have rejected the Plan, and votes in favor of or against the Plan in respect of such Claims or Interests will not be solicited.

         6.4      SUMMARY OF CLASSES VOTING ON THE PLAN.

         As a result of Sections 6.2 and 6.3 above, votes in favor of or against the Plan will be solicited only from the holders of Claims or Interests in the following Classes:

IBF-3            SLC-3           CFC-3          IBF Hotel-4

                 SLC-4           CFC-4

                 SLC-5           CFC-5

         6.5      CONFIRMATION PURSUANT TO SECTION 1129(b); CRAMDOWN.

         If all of the requirements for confirmation are met as set forth in section 1129(a) of the Bankruptcy Code except subsection (8) thereof, the Trustee may, at his discretion, request that the Plan be confirmed pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of subsection (8) thereof, with respect to any Debtor, on the basis that the Plan is fair and equitable, and does not discriminate unfairly, with respect to each non-accepting, impaired Class, and, if necessary, the Trustee may, at the Confirmation Hearing, alter the treatment of any such Class to satisfy the requirements of section 1129(b) of the Bankruptcy Code with respect to such Class.

         6.6      CONFIRMABILITY, SEVERABILITY OF PLAN.

         The requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to (a) IBF and (b) CFC, SLC and, subject to
Section 7.3 hereof, IBF-Hotel. A determination by the Bankruptcy Court that the Plan, as it applies to a Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect: (a) the confirmability of the Plan as it applies to any other Debtor, or (b) the Trustee's ability to modify the Plan, as it applies to any Debtor, in an effort to satisfy the requirements of section 1129 of the Bankruptcy Code.

                                   ARTICLE VII

                       MEANS OF IMPLEMENTATION OF THE PLAN

         7.1      IMPLEMENTATION OF THE PLAN.

         The Plan shall be implemented through the means contemplated by sections 1123(a)(5), (b)(3) and (b)(4) of the Bankruptcy Code (a) prior to the Effective Date, by the Trustee and the Debtors, and (b) on and after the Effective Date, by the Liquidating LLCs.

         7.2      SUBSTANTIVE CONSOLIDATION.

         The Plan is premised upon the substantive consolidation of CFC, SLC and, subject to Section 7.3 hereof, IBF Hotel, only for purposes of the Plan, for voting, confirmation and distribution purposes. The Plan does not provide for the substantive consolidation of IBF with any of the Fund Debtors. Except as provided in Sections 7.5, 8.1 or 8.3 hereof, the Plan does not contemplate the merger or dissolution of any Debtor or the transfer or commingling of any asset of any Debtor. On the Effective Date, (a) all assets and liabilities of the Fund Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of one another; (b) no distributions shall be made under the Plan on account of Intercompany Claims of any Fund Debtor against any other Fund Debtor; and (c) all guarantees by any Fund Debtor of the obligations of any other Fund Debtor shall be deemed eliminated so that any Claim against any Fund Debtor and any guarantee thereof executed by any other Fund Debtor or any joint or several liability of any Fund Debtor shall be deemed to be one obligation of the Fund Debtors, as consolidated. The holders of Allowed Claims against any Fund Debtor shall be entitled to the treatment provided hereby without regard to which Fund Debtor was originally liable for such Claim. Each of the Debtors is and at all times has been a separate corporation, and the substantive consolidation contemplated hereby shall not, other than as provided herein, (i) affect the separate corporate existence of the Debtors; (ii) affect Intercompany Claims; or (iii) effect a merger of the Debtors or make any Debtor liable for the debts of another Debtor for any purpose (including corporate or tax purposes) other than for purposes of distributions hereunder. The substantive consolidation contemplated hereby shall not be construed to suggest that the Debtors were not operated as separate corporations pre-Effective Date, nor shall it confer any rights upon any Person, other than as set forth in the Plan.

         7.3      CONDITION TO SUBSTANTIVE CONSOLIDATION OF IBF HOTEL.

         Notwithstanding anything to the contrary in the Plan, in the event it is determined, at any time prior to Confirmation, that the aggregate amount of Allowed Claims and Disputed Claims in IBF Hotel-2, IBF Hotel-3 and IBF Hotel-4 exceeds $500,000, the Trustee, at his sole discretion, may determine that IBF Hotel shall not be substantively consolidated with CFC and SLC pursuant to
Section 7.2 hereof (in such case only CFC and SLC shall be "Fund Debtors" for purposes of the Plan), in which event the Trustee may at his sole discretion either (x) withdraw, supplement or modify the Plan as it relates to IBF-Hotel or
(y) seek the dismissal of IBF Hotel's Chapter 11 Case, in each instance without further notice other than by announcement at the Confirmation Hearing.

         7.4      ORDER GRANTING SUBSTANTIVE CONSOLIDATION.

         The Plan shall serve as a motion for entry of an order substantively consolidating the Fund Debtors' Chapter 11 Cases, as described and to the limited extent set forth in Sections 7.2 and 7.3 hereof. Such substantive consolidation may be ordered only if the Confirmation Order is entered. Unless an objection to such substantive consolidation is made in writing by a creditor affected by the Plan in the manner and prior to such deadline as may be established for objections to Confirmation of the Plan, an order approving such substantive consolidation (which may be the Confirmation Order) may be entered. In the event objections are timely Filed, a hearing with respect thereto shall occur at the Confirmation Hearing.

         7.5      CERTAIN AGREEMENTS BETWEEN IBF AND THE FUND DEBTORS.

         In exchange for the various compromises and other good and valuable consideration provided herein, IBF and the Fund Debtors acknowledge and agree as follows, effective as of the Effective Date:

                  (a) payments in respect of Allowed Administrative Claims against IBF or Allowed Priority Tax Claims against IBF shall be made, first, from available IBF Assets, and second, upon exhaustion of available IBF Assets, and subject to the absolute discretion of the Trustee, from available Fund Assets; provided, however, that, in the aggregate, (i) payments made from Fund Assets in respect of Allowed Administrative Claims against IBF shall not exceed $300,000, and (ii) payments made from Fund Assets in respect of Allowed Priority Tax Claims against IBF shall not exceed $100,000; and provided further that, any advances by CFC or SLC to IBF after their Petition Date shall, by operation of the Plan, be deemed Allowed Administrative Claims against IBF, payable when funds become available from IBF's Estate and entitled to the payment priority given to Allowed Administrative Claims under the Plan (for the avoidance of doubt, such advances shall be repaid in full prior to any distributions to holders in respect of Allowed Claims in Classes IBF-3 or IBF-4); and

                  (b) on the Effective Date, by operation of the Plan, IBF shall assign, transfer or otherwise convey to CFC or its designee all right, title and interest in the equity interests of AIH held by IBF.

         7.6      ASSIGNMENT OF INTEREST GUARANTEE CLAIMS.

         On the Effective Date, in exchange for the treatment specified for Allowed Claims in Classes SLC-3, SLC-4, SLC-5, CFC-3, CFC-4 or CFC-5, and in exchange for the various compromises and other good and valuable consideration provided herein, the holders of Interest Guarantee Claims shall, by operation of the Plan and without further, assign such Claims to the Fund Liquidating LLC, and to the extent such Claims are or become Allowed Claims, the Fund Liquidating LLC shall receive the treatment specified for IBF-4.

         7.7      COMPROMISE AND SETTLEMENT.

         Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the Trustee may, subject to approval of the Bankruptcy Court, compromise and settle Claims against the Debtors or any claims the Debtors or the Estates may have against other Persons. The Trustee hereby reserves the right, with approval of the Bankruptcy Court, to compromise and settle Claims against the Debtors or claims the Debtors or the Estates may have against other Persons up to and including the Effective Date. The Trustee further reserves the right to compromise and settle with any holder of securities issued by AIH, and may, as part of any such compromise or settlement, offer to treat any such holder as the holder of an Allowed Claim in SLC-4, SLC-5, CFC-4 or CFC-5, solely for purposes of distributions hereunder. On the Effective Date, such rights shall pass to the Liquidating LLCs, and thereafter, Claims against the Debtors or claims the Debtors or the Estates may have against other Persons may be compromised and settled exclusively by the respective Liquidating Agent, without approval of the Bankruptcy Court; provided, however, that approval of the Bankruptcy Court, on appropriate application, shall be required for any such compromise or settlement (a) with any "insider" of the Debtors, as such term is defined in section 101(31) of the Bankruptcy Code, or (b) where the claim compromised is in excess of $500,000.

         7.8      CANCELLATION OF EXISTING SECURITIES, INSTRUMENTS AND
AGREEMENTS.

         On the Effective Date, except as provided herein, all securities, instruments and agreements governing any Escrow Claim, General Unsecured Claim, or Interest Guarantee Claim (including the Escrow Agreement and the Notes) shall be deemed terminated, cancelled and extinguished and, except as otherwise provided herein, the Debtors shall be released from any and all obligations thereunder; provided, however, that such terminations shall not impair the rights of holders of such Allowed Claims to receive distributions in respect thereof under the Plan; and provided further that the SLC Indenture shall continue in effect solely for the purposes of (i) allowing the SLC Indenture Trustee to make the distributions being made hereunder on account of Allowed Claims and (ii) permitting the SLC Indenture Trustee to maintain any rights or liens it may have for fees, costs and expenses under the SLC Indenture.

         7.9      CORPORATE ACTION.

         As of the Effective Date, all matters provided for under the Plan involving or requiring corporate action or approval by any Debtor shall be deemed to have occurred and shall be effective, authorized and approved in all respects under applicable non-bankruptcy law without any requirement of further action by such Debtor, or its stockholders, officers or directors. Without limiting the generality of the foregoing, the Debtors may execute such documents and take such action as is necessary to effectuate the transactions provided for herein. Subsequent to the performance of the SLC Indenture Trustee required under the provisions of this Plan and under the terms of the SLC Indenture, the SLC Indenture Trustee shall be relieved of all obligations associated with the SLC Indenture.

         7.10     DISPUTED CLAIMS RESERVE.

         Each Liquidating LLC shall establish (and thereafter maintain) its respective Disputed Claims Reserve, which shall consist of Assets and Membership Interests in an amount determined by the Liquidating Agent to be sufficient to make one hundred percent (100%) of the distributions to which the holders of Disputed Claims would be entitled if such Disputed Claims were Allowed Claims in the Face Amount of such Disputed Claims, provided, however, that in the event the Liquidating Agent requests estimation of a Disputed Claim, the amount reserved in respect of such Disputed Claim in the respective Disputed Claims Reserve need only equal the estimated amount determined by the Bankruptcy Court or agreed to by the holder thereof.

         7.11     EXPENSE RESERVE.

         Each Liquidating LLC shall establish (and thereafter maintain) its respective Expense Reserve, which shall consist of Cash or Cash-equivalents in an amount determined by its Liquidating Agent to be a sufficient reserve for the fees and costs associated with the administration of such Liquidating LLC. Amounts held in the Expense Reserve may be increased (from Cash held by the Liquidating LLC) or decreased from time to time in the respective Liquidating Agent's discretion, pursuant to the terms of its Liquidating LLC Agreement.

         7.12     WIND-UP AND DISSOLUTION.

         Each Liquidating LLC shall be responsible for winding up the affairs of its respective Debtor(s) and any Non-Debtor Affiliates whose shares are transferred to such Liquidating LLC on the Effective Date, including but not limited to preparing and filing final tax returns, filing dissolution documents under applicable law, paying any fees due in connection with such dissolution, settling or compromising with any holder of securities issued by AIH such holder's claims against or interests in AIH, as permitted by Section 7.7 hereof, and taking any other actions that are necessary to wind up the affairs of the Debtors or such Non-Debtor Affiliates. Notwithstanding the foregoing, by operation of the Plan and without further, IBF, SLC, CFC and IBF Hotel shall, for purposes of applicable non-bankruptcy law, cease to exist and shall be deemed as a matter of law dissolved as of the Effective Date.

         7.13     TAXES AND TAX REPORTING.

                  (a)      Tax Treatment of Transfer of Assets to Liquidating
         LLCs.

                           (1) In General. For federal income tax purposes, all parties (including without limitation the Debtors, the Liquidating Agents and the holders of Allowed or Disputed Claims) shall follow the treatment set forth in this Section 7.13(a) in characterizing each Debtor's transfer of its Assets to the respective Liquidating LLC or Disputed Claims Reserve in accordance with the terms of the Plan. Neither the Liquidating LLCs nor the Disputed Claims Reserves shall be deemed to be the same legal entity as any Debtor, but only the assignee of its respective Assets.

                           (2) Assets. IBF shall be treated as having distributed all right, title and interest in the IBF Assets remaining after initial distributions required under the Plan, including without limitation any Cash or Causes of Action, to the holders of Allowed Claims in IBF-3 and IBF-4, according to each such holder's Pro Rata share. The Fund Debtors shall be treated as having distributed all right, title and interest in the Fund Assets remaining after initial distributions required under the Plan, including without limitation any Cash or Causes of Action, to the holders of Allowed Claims in CFC-4, SLC-4 and, subject to Section 7.3 hereof, IBF Hotel-4, according to each such holder's Pro Rata share. Each such holder shall then be treated as having contributed its Pro Rata share of the remaining IBF Assets or Fund Assets, as the case may be, to its Liquidating LLC (together with the other contributions by such holder described in this Section), in exchange for such holder's Membership Interests. Each such holder shall be treated as having received its Membership Interests subject to the payment obligations associated with the applicable Expense Reserve, and its Liquidating LLC shall be treated as having assumed those obligations in connection with the deemed contributions to the Liquidating LLC.

                           (3) Disputed Claims Reserve. In the case of each Disputed Claim that becomes an Allowed Claim, all property held for the account of the holders of such Disputed Claim in a Disputed Claims Reserve, including a corresponding Membership Interest in a Liquidating LLC, shall be treated as having been distributed to such holder, which then shall be deemed to hold directly its interest in such Liquidating LLC. With respect to each Disputed Claim which becomes a Disallowed Claim, all property held for the account of the holder thereof in the Disputed Claims Reserve, including a corresponding Membership Interest in a Liquidating LLC, shall be treated as having been transferred back to such Liquidating LLC for reallocation to the holders of Membership Interests in such Liquidating LLC and, in respect of Disputed Claims, to its respective

                  Disputed Claims Reserve. All holders of Allowed or Disputed Claims shall report, for tax purposes, consistent with the foregoing.

                  (b) Tax Valuation of Assets. On or before December 31, 2003, each Liquidating Agent, in consultation with its Liquidating LLC's advisors, shall determine the value of the Assets transferred to its Liquidating LLC under the Plan. The value determined by the Liquidating Agent shall be conclusive absent manifest error. All parties (including without limitation the Debtors, the Liquidating Agent and the holders of Allowed Claims) or their assigns shall use this valuation for all federal income tax purposes.

                  (c)      Tax Treatment of Liquidating LLC.

                           (1) Partnership Tax Status. Each Liquidating LLC is expected to be treated as a partnership for federal income tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes. Each Liquidating LLC shall be responsible for distributing information statements to the holders of its Membership Interests, setting forth, inter alia, each member's allocable share of the income, gain, loss, deduction or credit of such Liquidating LLC.

                           (2) Allocation of the Liquidating LLC Taxable Income, Gain, Loss, Deductions or Credits. For federal income tax purposes, holders of Membership Interests in each Liquidating LLC shall be allocated items of income, gain, loss, deduction or credit of such Liquidating LLC in a manner, to be determined by the respective Liquidating Agent, that is consistent with applicable Treasury Regulations and that reflects their respective interests in the interim and final distributions to be made by such Liquidating LLC. These respective interests may shift from time to time as the result of the withdrawal or disallowance of Disputed Claims. Each holder of a Membership Interest in a Liquidating LLC shall be required to take into account such holder's allocable share of the income, gain, loss, deduction or credit of such Liquidating LLC in determining the holder's taxable income for federal income tax purposes.

                           (3)      Disputed Claims Reserve. Subject to
                  definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating LLC of a private letter ruling, if requested, or receipt of an adverse determination on audit if not contested by the Liquidating Agent), each Liquidating LLC shall (A) treat its Disputed Claims Reserve as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim in accordance with the trust provisions of the Internal Revenue Code Section 641 et seq.; (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes; (C) prepare and file tax returns for its Disputed Claims Reserve; and (D) pay any amounts of tax attributable to its Disputed Claims Reserve from amounts held in such reserve. All holders of Allowed or Disputed Claims shall report, for tax purposes, consistently with the foregoing.

                  (d) Expedited Tax Determinations. Each Liquidating Agent is authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns of the Debtors or such Liquidating LLC for all taxable periods through termination of such Liquidating LLC.

                  (e) Withholding and Reporting. In connection with the Plan and all instruments issued in connection herewith and distributions hereunder, the Debtors and the Liquidating LLCs shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

                  (f) Exemption from Transfer Taxes. To the greatest extent permitted under applicable law, pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of debt or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

         7.14     TERMS OF INJUNCTIONS OR STAYS.

         Unless otherwise provided herein, all injunctions or stays provided for in any of the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date. If the Plan is not confirmed with respect to a particular Debtor, all such injunctions or stays shall remain in full force and effect until ordered otherwise by the Bankruptcy Court or until an alternative plan of reorganization is confirmed in such Debtor's Chapter 11 Case or the Debtor's Chapter 11 Case is dismissed. Except as may be determined otherwise by Final Order of the Bankruptcy Court pursuant to Section 14.3 hereof, all distributions and transfers of property pursuant to the Plan shall be made free and clear of all liens, claims and encumbrances and, on the Confirmation Date, all holders of Claims or Interests shall be permanently enjoined from and restrained against commencing or continuing any suit, action or proceeding, or asserting against the Liquidating LLCs or the assets or property thereof, any claim, interest or cause of action based upon any act or omission, transaction or other activity of any kind that occurred prior to Confirmation.

         7.15     FURTHER ASSURANCES.

         The Trustee and the Debtors are hereby authorized and directed to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of the Plan on the Effective Date. The Trustee and the Debtors may, and shall, execute such documents and take such other actions as are necessary to effectuate the transactions provided for in the Plan.

         7.16     EFFECTS OF APPEAL.

         Unless the Confirmation Order is stayed pending a timely appeal therefrom, at the option of the Trustee, the Plan may be consummated notwithstanding the pendency of an appeal from the Confirmation Order or the timely service or filing of a motion under Bankruptcy Rules 7052, 8002, 8003, 8015, 9023 or 9024.

                                  ARTICLE VIII

                                LIQUIDATING LLCs

         8.1      FORMATION OF LIQUIDATING LLCs; LIQUIDATING LLC AGREEMENTS

         On or before the Effective Date, the Trustee and the Debtors shall take the steps necessary or appropriate to duly form the Liquidating LLCs and to enter into and make effective the Liquidating LLC Agreements. Upon execution and delivery of the Liquidating LLC Agreements, each Liquidating Agent shall take all other steps necessary to complete the formation of its Liquidating LLC. Execution of each Liquidating LLC Agreement by the Debtors shall be sufficient to cause such Liquidating LLC Agreement to become effective and binding upon all members of its Liquidating LLC, and the parties acquiring Membership Interests in such Liquidating LLC under the Plan shall become members of such Liquidating LLC immediately upon the issuance to or acquisition by such holder of its Membership Interests.

         8.2      PURPOSE OF LIQUIDATING LLCs.

         The Liquidating LLCs shall be organized for the purposes of liquidating, collecting and maximizing the cash value of their Assets, making certain distributions in accordance with the terms of the Plan, and taking such steps as necessary or appropriate to accomplish such purposes, including without limitation holding Assets or making limited additional investments in Assets in certain instances, to maximize the value of such Assets.

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

         8.3      TRANSFER OF ASSETS TO LIQUIDATING LLCs.

         On the Effective Date, after the initial distributions required under the Plan, (a) IBF shall irrevocably assign, transfer and convey to the IBF Liquidating LLC all right, title and interest in the remaining IBF Assets, which shall be deemed vested in the IBF Liquidating LLC, and (b) the Fund Debtors shall irrevocably assign, transfer and convey to the Fund Liquidating LLC all right, title and interest in the remaining Fund Assets, which shall be deemed vested in the Fund Liquidating LLC. Except as otherwise provided in the Plan, the Confirmation Order, or any contract, instrument, release or other agreement or document created in connection with the Plan, on the Effective Date, all liens, claims and encumbrances against the Assets transferred to the Liquidating LLCs shall be fully and completely released and discharged, such Assets shall be free and clear of any such liens, claims and encumbrances, and the Debtors shall have no further rights or obligations with respect to such Assets.

         8.4      MEMBERSHIP INTERESTS IN LIQUIDATING LLCs.

         On the Effective Date, each holder of an Allowed Claim in IBF-3 or IBF-4 shall, by operation of the Plan, (a) be admitted to the IBF Liquidating LLC as a member, (b) become bound by the IBF Liquidating LLC Agreement, and (c) receive, in exchange for its Allowed Claim, IBF Membership Interests, in an amount determined in accordance with Sections 5.1(c) and 5.1(d) hereof, conferring membership in the IBF Liquidating LLC and representing the rights conferred on such holder by the Plan. On the Effective Date, each holder of an Allowed Claim in SLC-4 and CFC-4 (including, for purposes hereof, any holders of securities issued by AIH pursuant to any settlement or compromise permitted by
Section 7.7 hereof) and, subject to Section 7.3 hereof, IBF Hotel-4, shall, by operation of the Plan, (a) be admitted to the Fund Liquidating LLC as a member,
(b) become bound by the Fund Liquidating LLC Agreement, and (c) receive, in exchange for its Allowed Claim, Fund Membership Interests, in an amount determined in accordance with Sections 5.2.(d), 5.3(d), 5.4(d) and 7.7 hereof, conferring membership in the Fund Liquidating LLC and representing the rights conferred on such holder by the Plan. Membership Interests with respect to Disputed Claims shall be held in the appropriate Disputed Claims Reserve pending allowance, disallowance or withdrawal of such Disputed Claims. No other entity, including without limitation the Debtors, shall have any interest, legal, beneficial or otherwise, in the Liquidating LLCs or their assets or other property. Each Liquidating Agent shall maintain a registry of Membership Interests in its respective Liquidating LLC. Each Liquidating LLC Agreement shall prohibit the issuance of nonvoting equity securities by the Liquidating LLC to the extent required by section 1123(a)(6) of the Bankruptcy Code.

         8.5      NON-TRANSFERABILITY OF MEMBERSHIP INTERESTS.

         Membership Interests shall be non-transferable, except with respect to the following types of transfers: (a) distributions of Membership Interests in the Company from the Disputed Claims Reserve; (b) transfers under the laws of descent or intestate succession, including transfers from an estate or testamentary trust; and (c) transfers by operation of law or by order of a court of competent jurisdiction. In the case of transfers described in (b) and (c), the transferor shall provide the Liquidating Agent with written notice not less than thirty (30) days prior to the proposed transfer, including all pertinent facts and, if applicable, documents relating to the transfer; the Liquidating Agent shall have the right to approve or disapprove the transfer and impose any conditions with respect to the transfer that the Liquidating Agent deems necessary or advisable in its sole discretion; to require from the transferor or obtain from counsel to its Liquidating LLC (at the Liquidating Agent's option) an opinion in form and substance satisfactory to the Liquidating Agent that the transfer will not cause the Liquidating LLC to be taxable as a corporation for federal income tax purposes; and to require the transferor to reimburse the Liquidating LLC for any expenses incurred in connection with the proposed transfer, whether or not approved. Any transfer not approved by the Liquidating Agent pursuant to these procedures will be null and void and of no effect.

         8.6      MANAGEMENT, OPERATION OF LIQUIDATING LLCs.

         After the Effective Date, the affairs of each Liquidating LLC shall be managed by its Liquidating Agent, and monitored by its Liquidating Committee, pursuant to the terms of its Liquidating LLC Agreement. The Trustee shall serve in each instance as the Liquidating Agent. Each Liquidating Committee shall consist of those members of the Committee who are receiving Membership Interests in either Liquidating LLC and who notify the Trustee of their desire to serve in such capacity. Each Liquidating Committee may employ the current attorneys to the Committee or, with the consent of the Liquidating Agent (which consent shall not be unreasonably withheld) such other attorneys of its choosing. The Liquidating LLC Agreements shall provide, inter alia, that members of the Liquidating Committees shall be entitled to reasonable compensation for their services and that each Liquidating Agent and the members of each Liquidating Committee shall be indemnified by the Liquidating LLCs (except for liability based on the gross negligence or willful misconduct of such parties). Each Liquidating LLC shall be a representative of its respective Estate(s), pursuant to section 1123(b)(3) of the Bankruptcy Code, and shall have all of the rights, powers and duties incident to administration of such Liquidating LLC for the benefit of such Liquidating LLC's members. Each Liquidating Agent's powers shall be as set forth in its Liquidating LLC Agreement and shall include, inter alia:

                  (a) the ability and authority to object to Claims, and to prosecute or settle such objections and defend claims asserted in connection therewith (including by way of asserting a Debtor's rights of recoupment, setoff or otherwise), and to settle or comprise with any holder of securities issued by AIH such holder's claims against or interests in AIH, as permitted by Section 7.7 hereof;

                  (b) evaluating, filing and litigating or otherwise resolving Causes of Action;

                  (c) the formation and administration of such Liquidating LLC's Expense Reserve, Disputed Claims Reserve and Unclaimed Distributions Reserve;

                  (d) selling or otherwise transferring for value non-cash Assets and depositing or otherwise treating the net proceeds thereof as provided hereunder;

                  (e)      investing Cash of such Liquidating LLC, pursuant to
         Section 8.7(a) hereof, or, in certain instances, holding or making additional investments in Assets to maximize the value thereof for the Liquidating LLC's members, pursuant to Section 8.7(b) hereof;

                  (f) abandoning any property that cannot be sold or otherwise disposed of for value and whose distribution to its members would not be feasible or cost-effective;

                  (g) effecting the distributions required but not previously made under the Plan, including without limitation the distribution of its Membership Interests; and

                  (h) winding up the affairs of the Debtors, certain Non-Debtor Affiliates and the Liquidating LLCs, and dissolving each of them under applicable law in accordance with the terms hereof.

         8.7      INVESTMENTS BY LIQUIDATING LLCs.

                  (a) Each Liquidating Agent may, in the exercise of its business judgment, hold Assets in Cash or Cash-equivalents, including without limitation money market funds or treasury bills.

                  (b) Each Liquidating Agent may, in the exercise of its business judgment, hold one or more Assets for a period of time or make additional investments in one or more Assets, in order to maximize the value thereof for its Liquidating LLC's members; provided, however, that if the aggregate additional investment in a particular Asset would be less than or equal to $250,000, the Liquidating Agent may make such investment in the exercise of its business judgment, if the aggregate additional investment in a particular Asset would be greater than $250,000 but less than or equal to $1,000,000, the Liquidating Agent may make such investment with the prior consent of its Liquidating Committee or, in the absence of such consent, upon notice to its Liquidating Committee and an opportunity for hearing before the District Court; and if the aggregate additional investment in a particular Asset would equal or exceed $1,000,000, the Liquidating Agent shall provide notice to all members of its Liquidating LLC and an opportunity for hearing before the District Court; and provided further that, notwithstanding anything to the contrary herein, the Liquidating Agents are hereby authorized, in the exercise of their business judgment, to make additional aggregate investments in the following Assets, in the following amounts, without further approval: (i) up to $5,000,000 in Investment & Benefit Services, Inc.; and (ii) up to $1,000,000 in U.S. Mills, Inc.

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

         8.8      PRESERVATION OF CAUSES OF ACTION.

         In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided in the Plan, all Causes of Action transferred to the Liquidating LLCs shall be retained by the Liquidating LLCs and each Liquidating Agent shall, in the exercise of his business judgment, determine whether to pursue Causes of Action on behalf of its respective Estate(s), in accordance with the best interests of its Liquidating LLC's members.

         8.9      ESCROWED AMOUNT; HOLDBACK.

         On the Effective Date, the Trustee shall (a) distribute the Initial Escrow Amount pursuant to Sections 5.2(c) and 5.3(c) hereof, (b) distribute the Initial Non-Escrow Amount pursuant to Sections 5.2(d), 5.3(d) and 5.4(d) hereof, and transfer the Initial Escrow Holdback to the Fund Liquidating LLC, which may utilize the Initial Escrow Holdback in any manner authorized under the Plan, including any manner authorized in Section 8.7 hereof.

         8.10     ESCROW COMMISSION CLAIMS.

         In the event amounts are realized by the Fund Liquidating LLC in respect of any Escrow Commission Claim, the Fund Liquidating Agent shall, on or before the next scheduled distribution date, (x) make a Pro Rata distribution of the first $3,790,000 of Net Escrow Commission Recovery to the holders of Allowed Claims in CFC-3 or SLC-3 (or to the Disputed Claims Reserve on account of such holder's Disputed Claims in CFC-3 or SLC-3), pursuant to Sections 5.2(c) and 5.3(c) hereof, and (y) to the extent the Net Escrow Commission Recovery exceeds $3,790,000, make a Pro Rata distribution of such excess to the holders of Fund Membership Interests.

         8.11     COSTS OF ADMINISTRATION.

         All costs and expenses associated with the administration of each Liquidating LLC shall be paid from its Expense Reserve pursuant to the terms of its Liquidating LLC Agreement.

         8.12     COMPENSATION OF LIQUIDATING AGENTS/LIQUIDATING COMMITTEE.

         Each Liquidating Agent and Liquidating Committee shall be compensated, and shall be entitled to reimbursement of its expenses, from its Expense Reserve, pursuant to the terms of its Liquidating LLC Agreement.

         8.13     HIRING OF EMPLOYEES; RETENTION OF PROFESSIONALS.

         Each Liquidating LLC is authorized, without further order of the Bankruptcy Court or the District Court, to hire such employees and retain such professionals as it may deem necessary to discharge its obligations, and the costs of such employment and other expenditures shall be paid by the Liquidating LLC from its Expense Reserve. The compensation and reimbursement of such professionals shall be subject to the provisions of Section 10.6 hereof.

         8.14     TERMINATION OF LIQUIDATING LLCs.

         Promptly after all Assets in a particular Liquidating LLC have been liquidated and all distributions required from such Liquidating LLC have been made, its Liquidating Agent shall wind up the affairs of such Liquidating LLC, file final tax returns, arrange for storage of its records and dissolve it pursuant to applicable law.

         8.15     DISCHARGE OF LIQUIDATING AGENTS/LIQUIDATING COMMITTEES.

         Promptly after all of the Assets transferred to a Liquidating LLC have been liquidated and all distributions have been made, its Liquidating Agent shall file with the District Court a final report of distributions, whereupon its Liquidating Agent and Liquidating Committee shall have no further duties under the Plan.

                                   ARTICLE IX

                       PROVISIONS GOVERNING DISTRIBUTIONS

         9.1      DISBURSING AGENT.

         The Trustee or his designee shall make or cause to be made all initial cash distributions required under the Plan. All distributions of Membership Interests or subsequent cash distributions required or permitted under the Plan shall be made by the Liquidating Agents or their respective designees.

         9.2      INITIAL DISTRIBUTIONS/RESERVE ACCOUNTS.

                  (a) On or as soon as practicable after the Effective Date, the Trustee shall:

                           (1) make the distributions required in respect of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims and Allowed Other Priority Claims, and deposit with the Disputed Claims Reserves the amounts required to be reserved in respect of Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Secured Claims and Disputed Other Priority Claims;

                           (2) make the distributions required in respect of Allowed Cash-Out Claims in SLC-5 and CFC-5, and deposit with the Disputed Claims Reserves the amounts required to be reserved in respect of Disputed Cash-Out Claims in SLC-5 and CFC-5; and

                           (3) transfer the IBF Assets and Fund Assets remaining after such initial distributions to the IBF Liquidating LLC or Fund Liquidating LLC, as the case may be, including, in the case of the Fund Liquidating LLC, the Initial Escrow Holdback.

                  (b) On or as soon as practicable after the Effective Date, the Liquidating Agents shall:

                           (1) take receipt of the Assets transferred to them by or at the direction of the Trustee, to be treated in the manner specified in the Plan, the Confirmation Order or the Liquidating LLC Agreements;

                           (2) establish and, if required, fund the reserves required under the Plan;

                           (3) make the distributions required under the Plan in respect of Allowed Escrow Claims, consisting of the Initial Escrow Distribution and Escrow Notes, and make any deposits with the Disputed Claims Reserves required in respect of any Disputed Escrow Claims;

                           (4) distribute IBF Membership Interests, or deposit IBF Membership Interests in the Disputed Claims Reserve, in respect of Allowed Claims and Disputed Claims in IBF-3; and

                           (5) distribute Fund Membership Interests and the Initial Non-Escrow Distribution, or make the required deposits in the Disputed Claims Reserve, in respect of Allowed Claims and Disputed Claims in SLC-4, CFC-4 and, subject to Section
                  7.3 hereof, IBF Hotel-4 (and, as part of any settlement or compromise with any holder of securities issued by AIH concerning such holder's claims against or interests in AIH, as permitted by Section 7.7 hereof, to such holder).

         9.3      SUBSEQUENT DISTRIBUTIONS/REPORTS.

         Unless otherwise directed by the District Court, distributions subsequent to the initial distributions made on or about the Effective Date will be made at each Liquidating Agent's discretion approximately once every one hundred and eighty (180) days, provided that there are unencumbered funds available for distribution and provided further that, in the case of the Fund Liquidating LLC, no further distributions to its members (other than distributions from the Expense Reserve, Disputed Claims Reserve or the Unclaimed Distribution Reserve, or distributions in an amount not to exceed the estimated tax liability of such members arising as a result of allocations of income and gain of the Fund Liquidating LLC) shall be made until payment in full of all obligations owed under the Escrow Notes. At least twenty (20) days prior to the date of any proposed interim distribution, the Trustee shall file with the District Court and serve on each Liquidating LLC's members a brief report, detailing actions taken in the prior six (6) months, the financial condition of such Liquidating LLC, and the amount and source of the proposed distribution. Objections thereto must be filed with the District Court and served so as to be received by the Trustee and such Liquidating LLC at least five (5) days prior to the date of the proposed distribution. Objections will be resolved by the District Court. In the absence of a timely objection, the Liquidating Agent is authorized to make such interim distributions in the manner and amount so proposed.

         9.4      DELIVERY OF DISTRIBUTIONS.

         All distributions made under the Plan shall be made to holders of Allowed Claims as of the Distribution Record Date (a) if any such holder has Filed a proof of claim, at the address of such holder as set forth in the proof of claim, or (b) if any such holder has not Filed a proof of claim, at the last known address of such holder according to the Debtors' books and records. None of the Trustee, the Debtors or the Liquidating LLCs shall have any obligation to recognize any purported transfer of a Claim after the Distribution Record Date, and will be entitled for all purposes relating to the Plan to recognize and deal only with those holders of Claims shown on the books of the Debtors as of the close of business on the Distribution Record Date. All distributions under the Plan to the holders of SLC Bonds shall be made directly to the SLC Indenture Trustee pursuant to the SLC Indenture.

         9.5      MEANS OF CASH DISTRIBUTIONS.

         Payments made pursuant to the Plan shall be in lawful U.S. currency and by the means agreed to by the payor and the payee, including by check or wire transfer or, in the absence of an agreement, such commercially reasonable manner as the respective Liquidating Agent shall determine.

         9.6      NO DISTRIBUTIONS PENDING ALLOWANCE.

         No payments or distributions shall be made with respect to any Claim to the extent such Claim is a Disputed Claim unless and until all objections to such Disputed Claim are withdrawn or overruled by the Bankruptcy Court and such Claim becomes an Allowed Claim.

         9.7      DISTRIBUTIONS AFTER ALLOWANCE.

         Distributions shall be made as appropriate to the holder of any Disputed Claim that has become an Allowed Claim on the date such Disputed Claim becomes an Allowed Claim or as soon thereafter as practicable. Such distributions shall be based upon the cumulative distributions that would have been made to the holder of such Claim under the Plan if the Disputed Claim had been an Allowed Claim as of the Effective Date and shall not be limited by the amounts reserved with respect to such Disputed Claim to the extent that additional amounts are available therefor, but only to the extent that such additional amounts have not yet been distributed to holders of Allowed Claims. Such distributions shall be decreased by any taxes paid or payable on such portion of the Disputed Claims Reserve. Upon such distribution, or the disallowance or withdrawal of a Disputed Claim, the Disputed Claims Reserve shall be reduced by an amount equal to the amount reserved with respect thereto. No interest shall be payable to holders of Disputed Claims on account of funds reserved in respect of such Disputed Claims.

         9.8      INTERIM DISTRIBUTIONS FROM EXPENSE RESERVE.

         Each Liquidating Agent may, upon notice to its Liquidating Committee, make distributions to its Liquidating LLC's members from time to time from the Expense Reserve to the extent that the Cash held exceeds the amount that the Liquidating Agent determines should be reserved to pay the Liquidating LLC's expenses.

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

         9.9      DISSOLUTION OF DISPUTED CLAIMS RESERVE.

         When all Disputed Claims for a Liquidating LLC have been either allowed and paid, disallowed, or withdrawn, its Liquidating Agent shall withdraw all remaining Assets from its Disputed Claims Reserve, and return such Assets to such Liquidating LLC, for the benefit of such Liquidating LLC's members.

         9.10     SETOFF RIGHTS.

         The Liquidating LLCs may, but shall not be required to, set off against or recoup from any Claim and the distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against the holder of such Claim; provided that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release of any such claim against such holder.

         9.11     SURRENDER OF NOTES AND RELATED CERTIFICATES.

         As a condition to receiving distributions under the Plan, the holders of Notes shall deliver their Notes, or any certificate delivered to such holder to evidence such Notes, to the respective Liquidating Agent. Any Note or certificate that has been lost, stolen, mutilated or destroyed, shall be deemed surrendered when the holder of an Allowed Claim based thereon delivers to the respective Liquidating Agent: (a) evidence satisfactory to such Liquidating Agent of the loss, theft, mutilation or destruction, and (b) such security or indemnity as may be required by the Liquidating Agent to be held harmless with respect thereto. No holder of a Claim based on a Note shall receive any distribution in respect of such Claim until it has complied with the provisions of this Section 9.11.

         9.12     UNCLAIMED DISTRIBUTIONS.

         If a distribution made by a Liquidating LLC pursuant to the Plan is returned as undeliverable, the distribution shall be held in the Liquidating LLC's Unclaimed Distributions Reserve. The Liquidating LLC shall make reasonable efforts to determine the then-current address of such holder, and no further distributions shall be made to such holder unless and until the Liquidating LLC determines or is notified of such holder's current address, at which time all missed distributions shall be made, without interest; provided, however, that such distributions shall be deemed to be unclaimed property under section 347(b) of the Bankruptcy Code if not claimed by the first (1st) anniversary after the distribution was initially attempted, notwithstanding any federal or state escheat laws to the contrary. After such anniversary date, (a) all rights to Cash, Membership Interests or other distributions shall be forfeited and such Cash, Membership Interests, or other property shall be revested in the Liquidating LLC and the claim of such holder to such Cash, Membership Interests or other distribution pursuant to the Plan shall be discharged and forever barred and (b) all rights to such distributions shall be forfeited and any Membership Interests to be so distributed shall be cancelled and shall no longer be deemed outstanding and the claim of such holder to such distributions pursuant to the Plan, including but not limited to any distribution of Membership Interests, shall be discharged and forever barred.

         9.13     FRACTIONAL SHARES.

         Any other provision of the Plan notwithstanding, no distribution of fractions of Membership Interests shall be made, and no Escrow Notes shall be issued in any nominal amount that contains a fraction of a dollar. In either case, the actual distribution or payment that would otherwise be called for shall reflect a rounding of such fraction to the nearest whole share or dollar (up or down), with half shares and half dollars being rounded down.

         9.14     MINIMUM CASH DISTRIBUTIONS.

         No payment of less than fifty dollars ($50) shall be made to any holder of an Allowed Claim unless requested in writing to the Trustee or, after the Effective Date, the respective Liquidating Agent.

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

         9.15     FINAL DISTRIBUTIONS.

         Each Liquidating Agent shall make final distributions when (a) in the exercise of such Liquidating Agent's business judgment, all Assets of its Liquidating LLC have been liquidated, all Causes of Action have been litigated to final judgment, settled, withdrawn or otherwise resolved, and there are no potential sources of additional Cash for distribution; (b) there remains no Disputed Claims to be resolved by its Liquidating LLC; and (c) the Liquidating Agent is in a position to make final distributions in accordance with applicable non-bankruptcy law; provided, however, that unless otherwise ordered by the District Court, final distributions shall be made no later than five (5) years after the Effective Date or as soon thereafter as the Liquidating Agent is in a position to make final distributions in accordance with applicable non-bankruptcy law.

                                    ARTICLE X

                        ALLOWANCE/DISALLOWANCE OF CLAIMS

         10.1     CLAIMS ADMINISTRATION.

         Unless otherwise ordered by the Bankruptcy Court, from and after the Effective Date, the sole and exclusive authority to administer, dispute, object to, compromise or otherwise resolve Claims shall belong, in the case of IBF, to the IBF Liquidating LLC, and in the case of the Fund Debtors, to the Fund Liquidating LLC. Subject to the foregoing, the Liquidating Agents may dispute any Claim evidenced by a proof of claim or request for payment Filed with the Bankruptcy Court by Filing and serving on the holder thereof an objection in accordance with the Bankruptcy Code, the Bankruptcy Rules or a Final Order of the Bankruptcy Court. Except as otherwise provided herein, if a Liquidating Agent disputes any Claim for which a proof of claim has been Filed, the Liquidating Agent must File and serve on the holder of the Disputed Claim an objection on or before the Claims Objection Deadline.

         10.2     ESTIMATION OF DISPUTED CLAIMS.

         The Liquidating Agents may, at any time, request that the Bankruptcy Court estimate any Disputed Claim subject to estimation under section 502(c) of the Bankruptcy Code, including any Disputed Claim for taxes to the extent permitted by section 502(c) of the Bankruptcy Code, regardless of whether any party in interest previously objected to such Claim, and the Bankruptcy Court shall retain jurisdiction to estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code at any time during litigation concerning any objection to the Claim. Disputed Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism set forth in the Plan or approved by the Bankruptcy Court or the District Court.

         10.3     INTEREST ON CLAIMS.

         Unless specifically provided in the Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the respective Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon.

         10.4     VOTING AND OBJECTIONS.

         Failure by the Trustee or the Debtors to object to or examine any Claim or Interest for purposes of voting in favor of or against the Plan shall not be deemed a waiver of the Trustee's, the Debtors' or any other Person's rights to object to, or re-examine, such Claim or Interest, in whole or in part, for purposes of allowance or distribution.

         10.5     TREATMENT OF DEBTOR INTERCOMPANY CLAIMS.

         Except as expressly set forth in the Plan, the Liquidating LLCs and the Debtors are not releasing or abandoning any Debtor Intercompany Claims. On the Effective Date, the Debtor Intercompany Claims of IBF and the Fund Debtors shall be preserved and transferred to the respective Liquidating LLC. Each Liquidating Agent may seek to assert its respective Debtor Intercompany Claims at any time, subject to any applicable statute of limitations. To the extent necessary, each Liquidating LLC shall be deemed the representative of its respective Estate(s) under section 1123(b)(3) of the Bankruptcy Code.

         10.6     PROFESSIONAL CLAIMS AND COMMITTEE FEES.

                  (a) On the Effective Date, each Liquidating LLC shall reserve, in its Expense Reserve, Cash sufficient to pay in full its respective Professional Claims and, in the case of the Fund Liquidating LLC, the Committee Fees, incurred through the Effective Date, unless the Bankruptcy Court or District Court orders otherwise. Professionals and the Committee shall provide estimates for periods that have not been billed as of the Effective Date so as to be received by the Liquidating LLCs not later than thirty (30) days after the Confirmation Date, and each Liquidating LLC shall use such estimates when calculating the amounts to be reserved in the Expense Reserve or Disputed Claims Reserve.

                  (b) Upon the Effective Date, any requirement that professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention for services rendered after such date shall terminate. Such persons shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses upon application to the District Court approximately every one hundred eighty (180) days. Such persons shall further be entitled to interim payments on a monthly basis, provided that for any given month in which services are rendered, they submit a monthly statement to the Liquidating Agent on or before the 20th of the following month. The Liquidating Agent shall review such statements and, if he has an objection, notify such person in writing prior to the 5th of the next month. The parties shall make a good faith effort to solve any dispute by consent, after which either party may submit the issue to the District Court. To the extent a monthly request for fees and expenses is not the subject of a pending objection, the Liquidating Agent shall make an interim payment on or before the 10th of that month in an amount equal to 80% of the fees and 100% of the expenses set forth in the monthly request.

                  (c) All final requests for payment of Professional Claims and Committee Fees must be filed with the Bankruptcy Court no later than sixty (60) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and prior orders of the Bankruptcy Court or District Court, the allowed amounts of such Professional Claims and Claims for Committee Fees shall be determined and, if allowed, paid by the appropriate Liquidating LLC. Unless another date is specified, any objections to Professional Claims and Committee Fees shall be Filed no later than ninety (90) days after the Effective Date. Allowed Professional Claims and Allowed Claims for Committee Fees shall be paid from the respective Expense Reserve on a timely basis in accordance with the Bankruptcy Code, Bankruptcy Rules and other applicable law, or if no deadline is specified therein, shall be paid no later than fifteen (15) days after the date on which they became Allowed Claims.

         10.7     OTHER ADMINISTRATIVE CLAIMS.

         All requests for payment of Other Administrative Claims must be Filed with the Bankruptcy Court and served so as to be received by counsel for the Liquidating LLCs not later than ten (10) days after the Confirmation Date. Timely-Filed requests for payment of Other Administrative Claims that have not been Allowed or Disallowed as of the Effective Date shall be reserved for in the Disputed Claims Reserve in the Face Amount thereof by the respective Liquidating LLC, unless the Bankruptcy Court orders otherwise. Unless a Liquidating LLC objects to an Other Administrative Claim by the Claims Objection Deadline, such Other Administrative Claim shall be deemed Allowed in the amount requested. In the event a Liquidating LLC objects to an Other Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Claim. Notwithstanding the foregoing, no request for payment need be Filed with respect to an Other Administrative Claim payable in the ordinary course of business.

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                                   ARTICLE XI

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         11.1     REJECTION OF CONTRACTS AND LEASES.

         Other than as set forth in Section 11.3 and 11.4 hereof, all executory contracts and unexpired leases that exist between or among the Debtors and any other Person shall be deemed rejected by operation of this Plan pursuant to section 365(a) of the Bankruptcy Code on the Effective Date, except for any such contract or lease (a) that has been assumed or rejected, or renegotiated and assumed on modified terms, pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (b) that has been entered into by the Debtors during the pendency of the Chapter 11 Cases in the ordinary course of business or pursuant to an order of the Bankruptcy Court, (c) that is the subject of a motion to assume or reject, or a motion to approve renegotiated terms and to assume or reject on such terms, Filed prior to the Effective Date, or (d) that is specifically treated otherwise in the Plan or in the Confirmation Order. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of executory contracts and unexpired leases as provided for herein. For purposes of the Plan, the obligations of Debtors, if any, to indemnify their present and former directors, officers or employees pursuant to their certificates or articles of incorporation, by-laws and or applicable law shall be deemed to be, and treated as though they are, executory contracts rejected under the Plan.

         11.2     EFFECT OF REJECTION.

         Claims arising from the rejection of a Debtor's executory contract or unexpired lease shall be treated as General Unsecured Claims. If the order authorizing such rejection is entered on or after April 15, 2003, the holder thereof shall File a proof of claim and serve copies on counsel for the Trustee, counsel for the Debtors and as otherwise required by the Bankruptcy Code, Bankruptcy Rules or order of the Bankruptcy Court, so as to be received on or before the Bar Date. If the order authorizing such rejection is entered after April 15, 2003, the holder thereof shall File a proof of claim by the date fixed in such rejection order or, if no deadline is specified in such order, within thirty (30) days of the effective date of the rejection of such contract or lease or shall be forever barred. Objections to such Claims shall be Filed and served by the Claims Objection Deadline.

         11.3     ASSUMPTION OF SPECIFIC CONTRACTS AND LEASES.

         Notwithstanding anything to the contrary in the Plan, including without limitation Section 11.1 above, not less than ten (10) days prior to the Confirmation Hearing, the Trustee shall provide a list of executory contracts and unexpired leases being assumed by operation of the Plan pursuant to section 365(a) of the Bankruptcy Code.

         11.4     INSURANCE POLICIES.

         Notwithstanding anything to the contrary contained in the Plan, including without limitation Section 11.1 above, and subject to the provisions of Section 11.5 hereof, each of the Debtors' insurance policies and any agreements, documents or instruments relating thereto shall be deemed to be and treated as though they are executory contracts, and shall be assumed as of the Effective Date by operation of the Plan pursuant to sections 365(a) and 1123(b) of the Bankruptcy Code. Nothing contained herein shall constitute or be deemed a waiver of any Cause of Action against any insurer or any other Person (except as otherwise provided herein) under any of the Debtors' policies of insurance or otherwise, or in any way to limit the obligation of such insurers to defend, indemnify, and/or hold harmless the Debtors under the terms of any insurance policy issued to the Debtors.

         11.5     CURE OF DEFAULTS.

         On the Effective Date, the Debtors and the Liquidating LLCs shall (a) cure or provide adequate assurance that they will cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan and (b) compensate or provide adequate assurance that they will promptly compensate the other parties to such executory contract or unexpired lease for the agreed amount of any actual pecuniary loss to such party resulting from such undisputed default in accordance with section 365(b)(1) of the Bankruptcy Code. In the event that the

Trustee disputes the existence of a default, or the nature, extent or amount of any required cure, adequate assurance or compensation, the Debtors' and the Liquidating LLCs' obligations under section 365(b) of the Bankruptcy Code shall be determined by a Final Order, and any such obligations shall be performed by the Debtors or the Liquidating LLCs within thirty (30) days after the date of entry of the Final Order unless otherwise provided in such Final Order.

                                  ARTICLE XII

                             EFFECT OF CONFIRMATION

         12.1     EXCULPATION; LIMITATION OF LIABILITY.

         Except as otherwise specifically provided in the Plan, none of the Trustee, the Committee or the Committee's members in their representative capacity, or any of such parties' respective present or former members, officers, directors, stockholders, employees, advisors, agents or professionals (including all of the respective predecessors, successors and assigns of any of the foregoing) shall have or incur, and are hereby released from, any claim, obligation, cause of action or liability to one another or to any holder of a Claim or Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, or arising out of the Chapter 11 Cases, the negotiation, documentation or implementation of the transactions contemplated herein (including the considerations of alternatives to the Plan (if any)), the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, in all cases except for their gross negligence or willful misconduct; provided, however, that in all respects, such persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan, and such reliance shall in no event constitute gross negligence or willful misconduct for purposes of this Section 12.1.

         12.2     INJUNCTION.

         The satisfaction and release pursuant to Section 12.1 hereof shall act as an injunction against the commencement or continuation of any action, employment of process or act to collect, offset or recover any Claim or Cause of Action so satisfied and released to the fullest extent permitted under the Bankruptcy Code.

                                  ARTICLE XIII

                              CONDITIONS PRECEDENT

         13.1     CONDITIONS TO EFFECTIVE DATE.

         Except as expressly waived pursuant to Section 13.2 hereof, the following are conditions precedent to the Effective Date: (a) entry of a Final Order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code; (b) entry of the Confirmation Order, in form and substance acceptable to the Trustee, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall be pending, provided that, if an appeal of the Confirmation Order or any other such order is Filed but no stay is granted in connection therewith, the Trustee may elect to permit the Effective Date to occur notwithstanding pendency of appeal, as provided in Section 7.16 hereof; (c) in the aggregate, payments made from Fund Assets in respect of Allowed Administrative Claims against IBF shall not exceed $300,000; (d) in the aggregate, payments made from Fund Assets in respect of Allowed Priority Tax Claims against IBF shall not exceed $100,000; (e) resolution of the claims asserted in the SEC Litigation, on terms acceptable to the SEC and the Trustee and subject to approval of the District Court; and (f) approval by the District Court of such other matters in or related to the Plan as may be requested by the Trustee, in his sole discretion.

         13.2     WAIVER OF CONDITIONS.

         The conditions in Section 13.1 hereof may be waived by the Trustee (or, in the case of the condition in Section 13.1(e), by the SEC and the Trustee), without any notice to parties in interest or the Bankruptcy Court or the District Court and without a hearing, unless waiver is prohibited by law.

         13.3     EFFECT OF FAILURE OF CONDITIONS.

         In the event that the conditions in Section 13.1 have not been satisfied or waived as provided in Section 13.2 on or before sixty (60) days after the Confirmation Date, then upon written notification Filed by the Trustee with the Bankruptcy Court and served upon counsel for the Debtors, the Committee and the U.S. Trustee, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) all obligations of each Debtor with respect to the Claims and Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any Claims against the Trustee or the Debtors or any claims of the Debtors against any other Person or to prejudice in any manner the rights of the Trustee or the Debtors or any other Person in any further proceedings involving the Debtors.

                                   ARTICLE XIV

                            RETENTION OF JURISDICTION

         14.1     WITHDRAWAL OF REFERENCE BY THE DISTRICT COURT.

         On or after the Effective Date, the District Court shall withdraw the reference of the Chapter 11 Cases to the extent required to exercise original, exclusive jurisdiction over the following:

                  (a) the administration of each Liquidating LLC, pursuant to, inter alia, the Plan, the Confirmation Order and each respective Liquidating LLC Agreement;

                  (b) the disposition of the Assets transferred to each Liquidating LLC;

                  (c) the distributions required to be made under the Plan after the Effective Date; and

                  (d) such other matters as may be related to the Plan, the administration of Claims, or the SEC Litigation, other than as set forth in Section 14.2 below (provided however, that the District Court may at any time withdraw the reference of any matter, on appropriate application by the Trustee or otherwise).

         14.2     RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT.

         By operation of the Plan, the Bankruptcy Court, pursuant to section 105(a) and 1142 of the Bankruptcy Code, shall retain jurisdiction over the Chapter 11 Cases only:

                  (a) to hear and determine pending motions for the assumption or rejection of executory contracts or unexpired leases or the assumption and assignment, as the case may be, of executory contracts or unexpired leases to which any Debtor is a party or with respect to which any Debtor may be liable, and to hear and determine the allowance of Claims resulting therefrom including cure amounts, if any, required;

                  (b) to hear and determine any and all objections to the allowance or estimation of Claims;

                  (c) to hear and determine such litigation as may be commenced by the ICA Trustee in the Bankruptcy Court on or after the Effective Date to collect assets of the Debtors;

                  (d) to hear and determine the matters specifically identified in section 14.3 hereof;

                  (e) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                  (f) to hear and determine applications for allowance of Professional Claims and all other applications for fees or reimbursement of expenses under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code (provided, however, that professionals engaged by the ICA Trustee shall seek approval of their final applications for allowance of fees and expenses from the District Court);

                  (g)      to determine requests for the payment of Claims under
         section 507(a)(1) of the Bankruptcy Code, including compensation and expenses of parties entitled thereto;

                  (h) such other matters as the District Court may refer to the Bankruptcy Court; and

                  (i) promptly after satisfaction of the matters set forth in (a) through (h) hereof, to enter a final decree closing the Chapter 11 Cases.

         14.3     JURISDICTION OVER CERTAIN DISPUTES INVOLVING IBF HOTEL.

         Notwithstanding anything to the contrary contained herein, and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction to adjudicate any declaratory judgment or other action, as permitted by Bankruptcy Rules 7001, et seq., pending on the Effective Date or brought thereafter, to determine the respective rights of IBF Hotel, any of its assignees, any representative of its Estate (including without limitation any Liquidating Agent under this Plan), 370-372 Canal Street, LLC, 13-15 Lispenard Street, LLC and any other interested party in connection with: (i) certain prepetition agreements entered into between IBF Hotel and 370-372 Canal Street, LLC, and between IBF Hotel and 13-15 Lispenard Street, LLC; and (ii) all funds presently held in escrow pursuant to such agreements.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

         15.1     MODIFICATION AND AMENDMENTS.

         The Trustee may alter, amend or modify the Plan in accordance with section 1127(a) of the Bankruptcy Code at any time prior to Confirmation. On and after the Confirmation Date but prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Trustee may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or any orders of court.

         15.2     BINDING EFFECT; SUCCESSORS AND ASSIGNS.

         On the Effective Date, the Plan shall be binding upon, and inure to the benefit of, the Debtors and all present and former holders of Claims or Interests, and their respective successors and assigns, whether or not the Claims or Interests of such holders are Impaired under the Plan and whether or not such holders have accepted the Plan.

         15.3     EXCLUSIVITY.

         The Trustee shall have the exclusive right to amend or modify the Plan and to solicit acceptances of any amendments or modifications through the Effective Date.

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

         15.4     REVOCATION, WITHDRAWAL OR NON-CONSUMMATION.

         The Trustee shall have the right to revoke or withdraw the Plan at any time prior to the Effective Date. If revoked or withdrawn prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Class), the assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed or to be executed pursuant to the Plan shall be null and void and of no effect. In such event, nothing contained herein, and no acts taken to implement the Plan, shall be deemed to constitute a waiver or release of any Claims against the Debtors or any other Person or any claims by the Trustee or the Debtors against any Person, to prejudice in any manner the rights of the Trustee, the Debtors or any Person in any further proceedings involving the Debtors or to constitute an admission of any sort by the Trustee, the Debtors or any other Person.

         15.5     TERMINATION OF COMMITTEE.

         On the Effective Date, the Committee shall cease to exist and its members, employees or agents (including without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from any further authority, duties, responsibilities and obligations relating to, arising from, or in connection with the Committee. The Committee shall continue to exist after such date solely with respect to all applications seeking payment of Professional Fees or Committee Fees, and any matters pending as of the Effective Date in the Chapter 11 Cases, until such matters are finally resolved.

         15.6     NOTICES.

         Any notice required or permitted under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, or (iii) overnight delivery service, and (c) deemed to have been given or made when actually delivered, to the following addresses:

If to the Trustee:

Arthur J. Steinberg
Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Telephone: 212/836-8000
Facsimile: 212/836-7157

     with a copy to:

Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attn:  Andrew A. Kress
Telephone: 212/836-8000
Facsimile: 212/836-7157

If to the Debtors:

InterBank Funding Corp.
1733 Connecticut Ave., N.W.
Washington, DC  20009
Attention: W. Thomas Fleming
Telephone: 202/588-7500
Facsimile: 202/588-9157

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

     with a copy to:

Swidler Berlin Shereff Friedman, LLP
405 Lexington Ave.
New York, NY 10174
Attn:  Neil P. Forrest
Telephone: 212/891-9240
Facsimile: 212/891-9598

If to the Committee:

Schulte Roth & Zabel
919 Third Avenue
New York, New York  10022
Attn:  James M. Peck
Telephone: 212/756-2000
Facsimile:  212/593-5955

If to the U.S. Trustee:

Office of the U.S. Trustee
33 Whitehall St., 21st floor
New York, NY 10004
Attn:  Gregory M. Zipes
Telephone: (212) 510-0500

         15.7     SEVERABILITY OF PLAN PROVISIONS.

         In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, the Trustee may, at his discretion, (a) treat such provision as invalid, void or unenforceable, in which case such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan, or (b) alter, amend, revoke, or withdraw the Plan.

         15.8     FEES OF THE U.S. TRUSTEE.

         All fees payable pursuant to section 1930 of title 28 of the U.S. Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Effective Date. After the Effective Date, the Liquidating LLCs shall pay all required fees pursuant thereto without further order of the Bankruptcy Court.

         15.9     FILING OF PLAN DOCUMENTS/EXHIBITS.

         Not less than ten (10) days prior to commencement of the Confirmation Hearing, the Trustee shall file with the Bankruptcy Court such exhibits, agreements and other documents as may be necessary or appropriate to effectuate the terms and conditions of the Plan and the Disclosure Statement. Upon such filing, such documents may be inspected in the office of the clerk of the Bankruptcy Court during normal business hours. Holders of Claims or Interests may also obtain a copy of any such document upon written request to The Garden City Group, Inc., InterBank Funding Corp. Claims Agent, 105 Maxess Rd., Melville, New York 11747-3836, fax (631) 940-6554. The Trustee explicitly reserves the right to modify or make additions to or subtractions from any schedule to the Plan and to modify any exhibit at any time prior to conclusion of the Confirmation Hearing.

         15.10    GOVERNING LAW; CONSTRUCTION.

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated in any agreement, document or instrument executed in connection with the Plan, the substantive and procedural laws of the State of New York shall govern the construction and implementation of the Plan, and any agreements, documents and instruments executed in connection with the Plan, without reference to any conflict or choice of laws principles. To the extent the provisions of the Plan conflict with the terms and conditions of any Transaction Documents or any other agreement, document or instrument executed in connection herewith), the provisions of the Plan shall govern.

Dated: New York, New York
       August 14, 2003

                                        Arthur J. Steinberg, as ICA Trustee of
                                        IBF VI-Secured Lending Corporation and
                                        IBF Collateralized Finance Corporation

                                        By: /s/ Andrew A. Kress
                                           -------------------------------------
                                           Andrew A. Kress (AK 8985)
                                           Kaye Scholer LLP
                                           425 Park Avenue
                                           New York, NY  10022
                                           telephone: 212/836-8000
                                           facsimile: 212/836-7157

                                                  -and-

                                           D. Tyler Nurnberg (IL #6225750)
                                           Kaye Scholer LLC
                                           Three First National Plaza
                                           70 W. Madison St., suite 4100
                                           Chicago, IL 60602
                                           telephone: 312/583-2300
                                           facsimile: 312/583-2360

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